                                                                    EXHIBIT 4.35

                            ASSET PURCHASE AGREEMENT

                                      among

                          HEALTHCARE TECHNOLOGIES LTD.,
                               an Israeli company;

                             NEXGEN BIOFUELS, INC.,
                             a Delaware corporation;

                             MAC BIOVENTURES, INC.,
                              a Belize corporation;

                                       and

                             GAMIDA FOR LIFE, B.V.,
                           a Netherlands corporation.

                                January 16, 2007

                                TABLE OF CONTENTS

DEFINITIONS                                                                   2

THE ACQUISITION TRANSACTIONS                                                  9

REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                12

REPRESENTATIONS AND WARRANTIES OF PURCHASER                                  21

REPRESENTATIONS AND WARRANTIES OF GAMIDA                                     23

COVENANTS AND AGREEMENTS BETWEEN THE COMPANY AND THE PURCHASER
EFFECTIVE PRIOR TO CLOSING                                                   25

COVENANTS AND AGREEMENTS AMONG THE COMPANY, THE PURCHASER AND
GAMIDA EFFECTIVE PRIOR TO CLOSING                                            26

CONDITIONS PRECEDENT TO THE OBLIGATION OF EACH PARTY TO CLOSE                27

CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER TO CLOSE                 28

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE               32

CONDITIONS PRECEDENT TO THE OBLIGATION OF GAMIDA TO CLOSE                    34

SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES                    35

COVENANTS AND AGREEMENTS OF THE PARTIES AFTER CLOSING                        36

TERMINATION; REMEDIES                                                        42

EXPENSES; CONFIDENTIALITY                                                    43

NOTICES                                                                      44

MISCELLANEOUS                                                                45

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, dated as of January 16, 2007, is made and entered into by and between HEALTHCARE TECHNOLOGIES LTD., an Israeli company
("HC" or the "PURCHASER"), NEXGEN BIOFUELS, INC., a Delaware corporation
("COMPANY"), MAC BIOVENTURES, INC., a Belize corporation ("MAC") and GAMIDA FOR
LIFE, B.V., a Netherlands corporation ("GAMIDA").

     WHEREAS, the Company is a private company, wholly-owned by a wholly-owned subsidiary of MAC, and engages in the business of developing ethanol and biodiesel plants, primarily in the United States, including the construction, operation and permitting of such alternative energy generating facilities;

     WHEREAS, the Purchaser, through its direct and indirect subsidiaries, is in the business of developing, manufacturing and marketing clinical diagnostic test kits, and providing services and tools to diagnostic and biotech research professionals in laboratory and point of care sites worldwide;

     WHEREAS, Gamida is a controlling shareholder of the Purchaser;

     WHEREAS, the Purchaser desires to acquire from the Company all of the rights and interests of the Company in and to the Assets, including the intellectual property relating to the Business, upon the terms and conditions of this Agreement;

     WHEREAS, the Company is willing to transfer to the Purchaser all of the rights and interests of the Company in and to the Assets, including the intellectual property relating to the Business, upon the terms and conditions of this Agreement;

     WHEREAS, Gamida desires to purchase from the Purchaser all of the
Healthcare Assets and assume all of the Healthcare Liabilities, upon the terms and conditions of this Agreement;

     WHEREAS, the Purchaser is willing to sell to Gamida all of the Healthcare
Assets and the Healthcare Liabilities, upon the terms and conditions of this
Agreement; and

     WHEREAS, the Board of Directors of the Purchaser deems it desirable and in the best interests of the Purchaser and its shareholders that the transactions contemplated by this Agreement be made and performed pursuant to a court approved plan of arrangement pursuant to Sections 350 and 351 of the Companies
Law (the "ARRANGEMENT").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

     When used in this Agreement, the following terms shall have the respective meanings set forth below:

     1.1. Except as set forth in Section 11.3.9, "Affiliate" shall mean with respect to any Person at any given time (i) a Person directly or indirectly controlling, controlled by or under common control with, such Person; (ii) a
Person owning or controlling 10% or more of the outstanding voting securities of such Person or (iii) an officer, director or partner of such Person. For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     1.2. "Agreement" shall mean this Asset Purchase Agreement, including all annexes, exhibits and schedules thereto, as the same may hereafter be amended, modified or supplemented from time to time.

     1.3. "Assets" shall mean all of the goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of the Company, which, at the Closing, are owned by the
Company or in which the Company has any rights or interest (including the right to use), including under express or implied warranties, and all approvals, consents, licenses and permits relating thereto excepting only any of the Assets sold prior to the Closing in the ordinary course of business, consistent with past practices and in compliance with the Company's undertakings in Section 5 hereof. The Assets shall include, but not be limited to, the following:

          1.3.1. real property and all rights and options to acquire real property;

          1.3.2. inventories;

          1.3.3. tangible personal property including machinery, equipment, trucks, automobiles, furniture, supplies, spare parts and tools;

          1.3.4. the Intangible Personal Property;

          1.3.5. prepaid items;

          1.3.6. the Licenses and Permits;

          1.3.7. the Contracts;

          1.3.8. accounts receivable, whether for goods sold or leased or services performed or to be performed;

          1.3.9. cash and cash equivalents including bank accounts, certificates of deposit, bankers' acceptances, United States Government (or Agency)
     securities or other securities owned by the Company or in which the Company has any interest other than securities of the Purchaser;

          1.3.10. books and records;

          1.3.11. all rights of the Company under express or implied warranties from suppliers or contractors with respect to the Assets;

          1.3.12. all of the Company's claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind;

          1.3.13. all of the Company's rights to receive mail and other communications;

          1.3.14. all goodwill of the Business as a going concern; and

          1.3.15. all other properties, tangible and intangible, not otherwise referred to above which are owned by the Company or in which it has any interest.

Assets shall also include all of the above which relate in any manner to the
Company's options to own five greenfield sites in Wisconsin, Iowa, Ohio and
Indiana, permitting for 100 million gallons of annual ethanol/biodiesel production per site as well as 100% of the shares in each of the NexGen
Subsidiaries (the "CURRENT ASSETS"). If the Current Assets Valuation is less than the Minimum Valuation Amount (as defined in Section 7.1.8), then Assets shall also include the Completion Assets.

     1.4. "Authority" shall mean any governmental, regulatory or administrative body, agency or authority, any court of judicial authority, any arbitrator or any public, private or industry regulatory authority, whether international, national, state, municipal or local.

     1.5. "Business" shall mean the business of planning, constructing, operating and/or developing one or more ethanol and biodiesel alternative energy facilities within the United States, with a capacity of approximately
100,000,000 gallons of ethanol and/or biodiesel per year per plant on a fully permitted basis, as anticipated by the Company as planned for operations and as the same continues to be constituted until the Effective Time.

     1.6. "Business Day" shall mean any day that is a business day in both the
State of Israel and the State of Florida.

     1.7. "Closing" shall mean the consummation of the transactions contemplated in this Agreement as set forth in Sections 1.62, 1.64,1.69, 1.71 and if applicable, 1.70.

     1.8. "Closing Date" shall mean the date upon which the Closing occurs.

     1.9. "Company" shall mean NEXGEN Biofuels, Inc., a Delaware corporation.

     1.10. "Company Delayed Disclosure Schedule" shall mean the schedule, to be dated no later than the Delayed Date, to be delivered to the Purchaser and
Gamida by no later than seven (7) Business Days prior to the Delayed Date and which shall be prepared and executed by the Company and MAC and arranged in sections corresponding to the sections of this Agreement to be modified and supplemented by such schedule.

     1.11. "Company Delayed Representations" shall mean the representations and warranties set forth in the second sentence of Section 2.2, Sections 2.3, 2.4.6,
Section 2.4.10, Section 2.5.2.1(other than the third sentence thereof), the last two sentences of Section 2.5.2.2, the first sentence of Section 2.5.5, and
Sections 2.5.5.5, 2.8, 2.6, 2.9, 2.10 and 2.12.

     1.12. "Company Disclosure Schedule" shall mean the Company Signing
Disclosure Schedule and the Company Delayed Disclosure Schedule.

     1.13. "Company Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed by the Company in connection with this Agreement.

     1.14. "Companies Law" shall mean the Israel Companies Law - 1999 and the rules and regulations thereunder.

     1.15. "Company Signing Disclosure Schedule" shall mean the schedule, of even date herewith, delivered to the Purchaser and Gamida and prepared and executed by the Company and MAC which is arranged in sections corresponding to the sections of this Agreement to be modified and supplemented by such schedule.

     1.16. "Company Signing Representations" shall mean the Company's and MAC's representations and warranties set forth in Section 2 and which are not a
Company Delayed Representation.

     1.17. "Completion Assets" shall mean an existing functional plant relating to the Business and all its related assets, or all of the shares held by the
Company of an entity which directly owns such a plant, or cash, with a value of no less than the Completion Amount.

     1.18. "Completion Assets Valuation" shall mean the value of the Completion
Assets as accepted by the Purchaser as contemplated by Section 7.1.9 below, which shall be no less than the Completion Amount.

     1.19. "Contracts" shall mean all agreements, contracts, obligations, promises, undertakings, commitments of any nature whatsoever, express or implied, whether oral or written, and all amendments thereto, entered into by or binding upon the Company or to which any of its properties may be subject, including warranties, guaranties, indentures, bonds, options, leases, subleases, easements, mortgages, employee benefit or welfare plans, collective bargaining agreements, licenses, purchase orders, sales orders.

     1.20. "Court" shall mean the District Court of Tel Aviv-Jaffa.

     1.21. "Covenantors" shall mean the Company, NEXGEN Biofuels, Inc., MAC, as well as the Affiliates thereof.

     1.22. "Current Assets" shall have the meaning ascribed to such term in
Section 1.3 above.

     1.23. "Current Assets Valuation" shall mean the valuation in dollar terms actually given to the Current Assets by the written valuation contemplated by
Section 7.1.8 below.

     1.24. "Delayed Date" shall mean the date thirty five (35) days following the date hereof but no less than fourteen (14) Business Days prior to the
Closing Date.

     1.25. "Dollars" shall denote the lawful currency of the United States of
America. "US $", "USD", "$", "dollars", "US Dollars", "U.S. Dollars" shall likewise be construed.

     1.26. "Effective Time" shall mean 12:01 a.m. Tel-Aviv, Israel time on the
Closing Date.

     1.27. "Exchange Act" or "Securities Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

     1.28. "Existing Subsidiaries" means Savyon Diagnostic Ltd., an Israeli company, Danyel Biotech Ltd., an Israeli company, Afferix Ltd., an Israeli company, and Gamidor Diagnostics (1984) Ltd., an Israeli company. Should the
Purchaser hold shares in Gamida Gen-Marketing Ltd., an Israeli company, or
Pronto Technologies Ltd., an Israeli company, or in any other company, other than NewCo, then the term Existing Subsidiaries shall include such companies.

     1.29. "Gamida" shall mean Gamida for Life, B.V., a Netherlands corporation.

     1.30. "Gamida Disclosure Schedule" shall mean the schedule, to be dated as of the Closing Date, to be delivered to the Purchaser and the Company by no later than seven (7) Business Days prior to the Closing Date and which shall be prepared and executed by Gamida and arranged in sections corresponding to the sections of this Agreement to be modified and supplemented by such schedule.

     1.31. "Gamida Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed by Gamida in connection with this Agreement.

     1.32. "Hart-Scott-Rodino Act" or "HSR Act" shall mean the Hart-Scott-Rodino
Antitrust Improvements Act of 1976.

     1.33. "Healthcare Assets" shall mean all of the goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of HC, which as of the Closing are owned by HC or in which HC has any rights or interest (including the right to use), including under express or implied warranties, and all approvals, consents, licenses and permits relating thereto excepting all of the Healthcare Excluded
Assets. The Healthcare Assets shall include, but not be limited to, the following:

          1.33.1. HC's holdings in the Existing Subsidiaries, including goodwill;

          1.33.2. receivables, including cash or cash equivalent receivables;

          1.33.3. severance pay funds; and

          1.33.4. property and equipment;

     1.34. "Healthcare Excluded Assets" shall mean the following assets of HC:

          1.34.1. Contracts and related assets with ADP - Automatic Data
     Processing, Continental Stock Transfer, The Nasdaq Stock Market, Howden
     Insurance Brokers, the SEC; and

          1.34.2. books and records, other than as related to the Healthcare
     Assets.

     1.35. "Healthcare Excluded Liabilities" shall mean HC's liabilities, debts, obligations, whether accrued, direct or indirect, fixed, contingent, in connection with the Healthcare Excluded Assets and the Subsidiary Loan.

     1.36. "Healthcare Liabilities" shall mean all of HC's liabilities, debts, obligations, whether accrued, direct or indirect, fixed, contingent, or otherwise, known or unknown, existing immediately following the Closing, except for the Healthcare Excluded Liabilities. The Healthcare Liabilities shall include, but not be limited to, the following:

          1.36.1. Payables, including short term bank credit;

          1.36.2. Bank loans;

          1.36.3. Accrued severance pay;

     1.37. "Indemnitees" shall mean (i) the Purchaser, (ii) each of Purchaser's
Affiliates, assigns and successors in interest, including NewCo, and (iii) each of their respective shareholders, directors, officers, employees, agents, attorneys and representatives.

     1.38. "Intangible Personal Property" means all intangible properties owned by the Company or in which the Company has any interest (including the right to use), including: (i) all registered and unregistered trademarks, service marks, trade names, domain names and slogans, all applications therefore, and all associated goodwill; (ii) all statutory, common law and registered copyrights, all applications therefor and all associated goodwill; (iii) all patents and patent applications, all associated technical information, shop rights, know-how, trade secrets, processes, operating, maintenance and other manuals, drawings and specifications, process flow diagrams and related data, and all associated goodwill; (iv) all software and documentation thereof, (including all electronic data processing systems and program specifications, source codes, input data and report layouts and format, record file layouts, diagrams, functional specifications, narrative descriptions and flow charts); and (v) all other inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, drawings, specifications, trade secrets, confidential information, know-how and ideas (including those in the possession of third parties, but which are the property of the Company), and all drawings, records, books or other tangible media embodying the foregoing.

     1.39. "Law" shall mean any applicable law, statute, regulation, treaty, ordinance, rule, requirement, official directive, announcement or other binding action or requirement of an Authority, including environmental laws.

     1.40. "Licenses and Permits" shall mean all licenses permits, approvals and consents issued to, or received by, the Company or in which the Company has any interest (including the right to use), which constitute Assets or relate to the
Assets.

     1.41. "Lien or Other Encumbrance" shall mean any lien, pledge (whether fixed or floating), mortgage, hypothecation, attachment, security interest, lease, charge, conditional sales contract, option, restriction, reversionary interest, deed, deposit arrangement, right of first refusal, voting trust arrangement, preemptive right, claim under bailment or storage contract, easement or any other adverse claim or right whatsoever.

     1.42. "Material Adverse Change" or "Material Adverse Effect" or other similar phrases shall mean any matter which would have a material adverse effect on a party's financial condition, assets, liabilities, business, operations, prospects or ability to consummate the transactions contemplated hereby, provided that with respect to Purchaser, any decrease in the market price of the
Purchaser Ordinary Shares shall not constitute a Material Adverse Change or
Material Adverse Effect.

     1.43. "Material Contracts" shall mean, collectively, the Contracts which are required to be identified anywhere in the Company Disclosure Schedule by the terms and provisions of this Agreement.

     1.44. "Merger" shall mean the sale, transfer, conveyance, assignment and delivery by the Company to NewCo, by appropriate deeds, bills of sale, assignments and other instruments reasonably satisfactory to the Purchaser and its counsel, of all of the Company's right, title and interest in and to the
Assets, free and clear of all liabilities, obligations, Liens and Other
Encumbrances.

     1.45. "Merger Shares" shall mean the Purchaser Ordinary Shares to be purchased by MAC at the Closing and any other Purchaser Ordinary Shares to be issued and/or transferred as set forth in Section 1.70 below.

     1.46. "NewCo" shall mean a newly formed company organized under the laws of the State of Delaware, wholly-owned by the Purchaser and organized specifically for the consummation of the Merger (or such other U.S. state as to be agreed between the Purchaser and the Company).

     1.47. "NexGen Subsidiaries" shall mean each of the following wholly-owned subsidiaries of the Company: Council Bluffs Biofuels, Inc; Red Oak Ethanol, Inc;
Reedsburg Biofuels, Inc; Port Clinton Biofuels, Inc; and Indiana Biofuels, Inc.

     1.48. "NIS" shall mean New Israeli Shekels.

     1.49. "Order" shall mean any decree, decision, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

     1.50. "Organizational Documents" shall mean the certificate of incorporation, Memorandum of Association, Articles of Association, by-laws or other governing or charter documents of any Person.

     1.51. "Person" shall mean any entity, corporation, company, association, limited liability company, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

     1.52. "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before or otherwise involving, any Authority or mediator.

     1.53. "Purchaser" shall mean Healthcare Technologies Ltd., an Israeli corporation.

     1.54. "Purchaser Disclosure Schedule" shall mean the schedule, to be dated as of the Closing Date, to be delivered to the Company and Gamida by no later than seven (7) Business Days prior to the Closing Date and which shall be prepared and executed by the Purchaser and arranged in sections corresponding to the sections of this Agreement to be modified and supplemented by such schedule.

     1.55. "Purchaser Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed by Purchaser in connection with this Agreement.

     1.56. "Purchaser Ordinary Shares" shall mean ordinary shares of the
Purchaser, nominal value NIS 0.04 per share. The amount of Merger Shares and
Ordinary Shares of the Purchaser to be transferred by Gamida to Purchaser as stated herein are based on a nominal value of NIS 0.04 per share. Accordingly, if the Purchaser effects any reverse stock split, split, subdivision or combination of shares, the number of such Merger Shares and Ordinary Shares of the Purchaser shall be adjusted accordingly to reflect such reverse stock split, split, subdivision or combination, as applicable.

     1.57. "Restricted Period" shall mean the two (2) year period following the
Effective Date.

     1.58. "Restrictive Covenants" shall mean the covenants of the Covenantors set forth at Section 11.3 hereof.

     1.59. "SEC" shall mean the United States Securities and Exchange
Commission.

     1.60. "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.61. "Subsidiary Loan" shall mean an aggregate of $230,000 which is part of the existing loan provided by Gamidor Diagnostics to HC, pursuant to which as of the Effective Time, HC shall be obligated to repay Gamidor Diagnostics by no later than 180 days following the Effective Time, an aggregate of $230,000.

PURCHASE PRICE, PAYMENT AND RELATED MATTERS

                          THE ACQUISITION TRANSACTIONS

THE ACQUISITIONS

     1.62. Upon the terms and subject to the conditions set forth in this
Agreement and in accordance with the laws of the State of Israel, at the
Closing, the following transactions shall take place simultaneously among the parties hereto: (i) Gamida shall purchase from HC all the Healthcare Assets and assume all of the Healthcare Liabilities, in consideration for 4,700,000 of
Gamida's shares in HC ("GAMIDA HC SHARES"), (which includes 10,132 shares regarding which Gamida does not have a share certificate), nominal value NIS
0.04 per share; and (ii) NexGen shall transfer and convey the Assets to NewCo, in consideration for the issuance and/or transfer by HC to MAC of Ordinary
Shares of HC, nominal value NIS 0.04 per share as follows:

          1.62.1. In respect of the Assets which are comprised of Current
     Assets, such number of its ordinary shares equal to the Current Assets
     Valuation divided by $1.50 less 1%, rounded to the nearest whole number;
     and

          1.62.2. In respect of the Assets which are comprised of Completion
     Assets, if any, such number of its ordinary shares equal to the Completion
     Assets Valuation divided by $1.50 less 1%, rounded to the nearest whole number, provided however that notwithstanding anything to the contrary in this Agreement, the aggregate number of ordinary shares issued and/or transferred to MAC by HC pursuant to Section 1.70 and pursuant to this
     Section 1.62.2 shall not exceed 80,000,000 ordinary shares.

     1.63. The Merger Shares, other than the ordinary shares of the Purchaser contemplated by Section 1.70 below (which shall all be newly issued shares), to be delivered to MAC by HC in exchange for the Assets shall be newly issued shares (and such shares shall be deemed to be "restricted securities" as defined in Rule 144 promulgated under the Securities Act), provided that in MAC's discretion, a portion of the Merger Shares (other than the ordinary shares of the Purchaser contemplated by Section 1.70 below, which shall all be newly issued shares), may consist of Gamida HC Shares which were issued and outstanding before the Closing and which at the Closing, prior to their transfer to MAC by the Purchaser, are considered to be dormant shares as such term is used in the Companies Law. The Merger Shares shall bear such standard and customary restrictive legends as counsel to the Purchaser shall deem appropriate and shall be subject to restrictions on transfer imposed by the Securities Act, the Israel Securities Law-1968 or any applicable securities laws of any applicable jurisdiction.

     1.64. At the Closing, the Court shall issue a final order approving the
Arrangement pursuant to Section 351 of the Companies Law (the "ORDER OF
ARRANGEMENT") and such filings required to be made with the Israeli Companies
Registrar in connection thereto shall have been made.

     1.65. Time and Place. Subject to the provisions of Section 12.1 hereof as to termination of this Agreement, the Closing shall take place at the offices of
Brian Brodrick, Esq. of the law firm of Phillips Nizer LLP 666 Fifth Avenue,
28th Floor, New York, New York, at 10:00 a.m. local time on the business day that all the conditions set forth in Sections 6, 7, 8 and 9 have been satisfied or waived or at such other time and place as the Purchaser, the Company and
Gamida mutually agree in writing, such transactions to be effective as of the
Closing, provided, however, that without the prior written consent of the
Purchaser, the Company and Gamida, the Closing shall not occur after June 30,
2007.

     1.66. Effect of The Transaction. The transactions contemplated by this
Agreement shall be effective as provided in the applicable provisions of the laws of the State of Israel. Subsequent to the Closing, and subject to receipt of the appropriate corporate, regulatory and third party approvals, to the extent required, the Purchaser may be re-domesticated to the State of Delaware
(USA) or any other U.S. state that may be selected for such purposes.

CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS  AND OFFICERS

     1.67. Organizational Documents. The Organizational Documents of HC as in
effect immediately prior to the Closing shall be the Organizational Documents of
HC following the Closing, until thereafter changed or amended as provided therein or by applicable law.

     1.68. Officers and Directors of the Company. The officers and directors of the Company at the Closing shall be those persons listed on Schedule 1.68, until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified.

     1.69. Further Transactions at the Closing. In addition to the foregoing, at the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered, unless waived in accordance with
Sections 6, 7, 8 and 9:

          1.69.1. The obligations of the Company to be performed on or before the Closing Date pursuant to the terms of this Agreement, including but not limited to, those obligations set forth in Section 6, 7, and 9.

          1.69.2. The obligations of Gamida to be performed by it on or before the Closing Date pursuant to the terms of this Agreement, including but not limited to, those obligations set forth in Section 6, 7 and 8.

                                       10

          1.69.3. The obligations of the Purchaser to be performed by it on or before the Closing Date pursuant to the terms of this Agreement, including but not limited to, those obligations set forth in Section 6, 7, 8 and 9.

OPTION

     1.70. Subject to the provisions of Section 12.1 hereof as to termination of this Agreement, in the event following the date hereof and until 180 days following the Closing, MAC and/or Nexgen wish to transfer to HC and/or to NewCo and/or, subject to HC's written consent, to any of HC's wholly owned subsidiaries, an existing functional plant relating to the Business and all related assets, or all of the shares held by the Company of an entity with directly owns such a plant, with a given value, on an "enterprise valuation basis" (the "PLANT VALUATION"), as confirmed by a written valuation for the benefit of the Purchaser, in form and substance satisfactory to the Purchaser, prepared by a recognized firm acceptable to the Purchaser (the "PLANT") and the
Plant is satisfactory to the Purchaser, then in consideration for the Plant, HC shall issue and/or transfer to MAC such number of its ordinary shares equal to the Plant Valuation divided by $1.50 less 1%, rounded to the nearest whole number; provided however that notwithstanding anything to the contrary in this , the aggregate number of ordinary shares issued and/or transferred to MAC by HC pursuant to this Section 1.70 and pursuant to Section 1.62.2 shall not exceed
80,000,000 ordinary shares. The option under this Section 1.70 shall only be exercisable by the Company if there shall have been a Closing and at the Closing the Company shall have transferred to NewCo the Current Assets, and, if required, the Completion Assets as contemplated by this Agreement. If the
Company shall provide notice prior to the Closing that it intends to exercise this option, then notwithstanding anything else in this Agreement, the Plant shall be deemed to be included in the definition of Assets and, inter alia, the transfer of the Plant to NewCo shall be a condition precedent for Purchaser to consummate the transactions hereunder and shall be deemed included in Section 7 hereof and the obligations of Purchaser under this Section shall be subject to the Closing.

COMPENSATION TO DIRECTOR

     1.71. Compensation To Director. The Company and the Purchaser agree that it is in the best interests of the parties to this Agreement that one existing director of the Purchaser, Israel Amir, commit to serve as a director of the
Purchaser for a period of no less than two years after the Closing. As such, and in consideration for Mr. Amir's willingness to provide services and advice to the Purchaser, the Purchaser shall issue to Mr. Amir at Closing (or to his heirs if Mr. Amir shall pass prior to the Closing), an amount of Purchaser Ordinary
Shares equal to 1% of the Merger Shares (such amount to be adjusted for any split, reverse split, etc. effected by HC) (the "AMIR SHARES"). In the event that HC issues and/or transfers Purchaser Ordinary Shares in accordance with
Section 1.70 above (the "OPTION SHARES"), HC shall immediately upon such issuance and/or transfer, issue to Mr. Amir (or to his heirs if Mr. Amir shall pass prior to the date of issuance and/or transfer of the Option Shares) a number of Purchaser Ordinary Shares equal to 1% of the Option Shares and such shares shall be deemed "Amir Shares". At Mr. Amir's election, the Amir Shares shall be issued as immediately vested options under the capital gains track of
Section 102 of the Israeli Income Tax Ordinance [New Version] 1961. The
certificates representing the Amir Shares shall bear a restrictive legend in standard and customary form as appropriate. The Purchaser and Mr. Amir shall otherwise cause the issuance of the Amir Shares to be structured to the extent possible to obtain favorable tax treatment for Mr. Amir.

                                       11

     TAX FREE REORGANIZATION

     1.72. It is the intention of the parties to this Agreement that the transactions contemplated by this Agreement qualify as a tax free reorganization within the meaning of Section 368 of the U.S. Internal Revenue Code.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Purchaser and Gamida to enter into this
Agreement and to consummate the transactions contemplated hereby, the Company and MAC hereby jointly represent and warrant to the Purchaser and to Gamida and acknowledge that the Purchaser and Gamida enter into this Agreement in reliance thereon, that all of the statements contained in this Section 2 are true and correct: (i) with respect to the Company Signing Representations as of the date hereof, (ii) with respect to the Company Delayed Representations as of the
Delayed Date; and (iii) all such representations and warranties will be true and correct as of the Closing Date, subject to the exceptions to such representations and warranties set forth in the Company Signing Disclosure
Schedule with respect to the Company Signing Representations and the Company
Delayed Disclosure Schedule with respect to the Company Delayed Representations.
For such purposes, the term "the Company" as used in this Section 2 shall be deemed to include MAC and each of the NexGen Subsidiaries.

Organization; Authority; Due Authorization.

          2.1.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the
     State of its incorporation; has all requisite power, approvals, consents, licenses, permits and similar authority necessary to own, lease and operate its assets, properties and business and to carry on its business as conducted during the twelve (12) month period prior to the date hereof, as now conducted and as proposed to be conducted. The Company is not in default under any of such approvals, consents, licenses, permits, or other similar authority. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the location of its properties require such qualification or licensing, except for such jurisdictions where the failure to so qualify or be licensed would not have any adverse effect on the enforceability of any of the Material Contracts or the Company's
     ability to bring lawsuits, or a Material Adverse Effect upon the condition
     (financial or otherwise), assets, liabilities, Business, operations or prospects of the Company, or the Company's ability to perform fully its obligations under this Agreement and the other Company Documents. Section
     2.1.1 of the Company Delayed Disclosure Schedule sets forth all jurisdictions in which the Company is qualified or licensed to do business as a foreign corporation.

                                       12

          2.1.2. Authority to Execute and Perform Agreements. The Company has
     all requisite power, authority and approvals, consents, licenses, permits or similar authority required to enter into, execute and deliver this
     Agreement and all of the other Company Documents and to perform fully the
     Company's obligations hereunder and thereunder.

          2.1.3. Due Authorization; Enforceability. The Company has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the other Company Documents and to consummate the transactions contemplated herein and therein and has not taken any actions which would preclude or prevent the Company from consummating such transactions. This Agreement is, and as of the Closing
     Date, the other Company Documents will be, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

     2.2. No Violation. Except as disclosed in Section 2.2 of the Company
Delayed Disclosure Schedule, neither the execution or delivery by the Company of this Agreement or any of the Company Documents, nor the consummation of the transactions contemplated herein or therein will: (a) violate any provision of the Organizational Documents of the Company; (b) violate, conflict with or constitute a default under, permit the termination or acceleration of, or cause the loss of any rights or options under, any Contract to which the Company is a party or by which it or its property is bound. Except as disclosed in Section
2.2 of the Company Delayed Disclosure Schedule, neither the execution or delivery by the Company of this Agreement or any of the Company Documents, nor the consummation of the transactions contemplated herein or therein will (x)
require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any Contract to which the Company is a party or by which it or its property is bound; (y) result in the creation or imposition of any Lien or Other Encumbrance; or (z) violate or require any consent or notice under any Law or Order to which the Company or any of its properties is subject.

     2.3. Regulatory Approvals and Other Consents. Section 2.3 of the Company
Delayed Disclosure Schedule sets forth a complete and accurate description of each consent, approval, authorization, notice, filing, exemption or other requirement, whether prescribed by the Organizational Documents of the Company, a Law or Order or whether required pursuant to the terms of any Contract, or other binding obligation, which must be obtained from any Person or Authority or which must otherwise be satisfied by the Company in order that (i) the execution or delivery by the Company of this Agreement or any of the Company Documents and
(ii) the consummation of the transactions contemplated herein or therein, will not cause any breach of the representations and warranties contained in Section
2.2.

                                       13

     2.4. Assets. Section 2.4 of the Company Signing Disclosure Schedule sets forth a true and complete list of all of the Assets including (i) a true and accurate identification of each registered and unregistered fictitious business name, trademark, service mark, trade name, domain name and slogan, and each registration and application for any of the foregoing, constituting a part of the Assets; (ii) a true and complete schedule of each statutory, common law and registered copyright, and each registration and application therefor constituting a part of the Assets; (iii) a true and complete schedule of each patent, associated invention, industrial model, process and design, technical information, know-how and operating, maintenance or other manual and each registration and application for any of the foregoing, constituting a part of the Assets; (iv) each item of software and associated documentation constituting a part of the Assets; and (v) a true and complete list, without extensive or revealing descriptions, of each trade secret constituting a part of the Assets, including each related process or item of know-how or other technical data, and including, as to each such trade secret, the specific location of each writing, computer program or other tangible medium containing its complete description, specifications, source codes, charts, procedures, manuals and other descriptive material relating to it; and (vi) a true and complete list of each Contract to which the Company is a party either as licensee or licensor. The Assets
(including for the removal of doubt the Current Assets) are directly owned by the Company and are not owned by or through any Affiliate thereof other than through the NexGen Subsidiaries, and at the Closing, Newco shall be the owner of the Assets (including for the removal of doubt the Current Assets). The Assets which are owned by the NexGen Subsidiaries are directly owned by the NexGen
Subsidiaries. The Company directly owns 100% of the shares of each of the NexGen
Subsidiaries. Except as indicated in Section 2.4 of the Company Signing
Disclosure Schedule:

          2.4.1. the Company is the owner of all right, title and interest in and to each Asset, free and clear of all Liens and Other Encumbrances;

          2.4.2. all patents, copyrights and other state and federal registrations and all applications therefor listed in Section 2.4 of the
     Company Signing Disclosure Schedule are valid and in full force and effect;

          2.4.3. there are no pending claims, actions, judicial or other adversary Proceedings, disputes or disagreements involving the Company concerning any Asset, and, to the knowledge of the Company and the
     Covenantors, no such action, Proceeding, dispute or disagreement is threatened, nor is there any valid basis for any such claim, allegation or threat. The Company has not agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to any Asset;

          2.4.4. the Company has the right and authority, and NewCo will have such right following the Merger, to use the Assets in perpetuity, including the exercise of any options to use or purchase any of the Assets. The use of the Assets and the sale and licensing of the products developed and services produced by or under the development of the Company have not, do not and will not, conflict with, infringe upon, or violate any patent or other proprietary right of any other Person, or give rise to any obligations to any Person as a result of co-authorship, co-inventorship or an express or implied Contract for any use or transfer and the Company has not infringed and is not now infringing any proprietary right belonging to any other Person;

                                       14

          2.4.5. the Company has not incorporated in its products or services, has not based them upon or derived them from or adapted them from any intangible personal property of any other Person, in violation of any Law,
     Order or other statutory or legal obligations or any Contract;

          2.4.6. the Company is not under any obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for the use of any rights in any of the Assets which may be or is necessary for or used in the Business as now conducted or as proposed to be conducted;

          2.4.7. with respect to each trade secret comprising a part of the
     Assets, such trade secret is valid and protectable, and such trade secret's documentation is current, accurate, and sufficient in detail and content to identify and explain it, and to allow its full and proper use without reliance on the special knowledge or memory of others;

          2.4.8. the Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets;

          2.4.9. all trade secrets of the Company are presently valid and protectable, are not part of the public knowledge or literature, and have not been used, divulged or appropriated for the benefit of any Person other than the Company or to the detriment of the Company;

          2.4.10. each of the Company's current and former employees, officers and agents, and each independent contractor that has had access to any of the Assets has entered into a written agreement with the Company (i)
     providing substantially that all of the Assets of the Company are confidential and proprietary to the Company, (ii) substantially obligating the disclosure and transfer to the Company, in consideration for no more than normal salary or consultant or contractor fees, as the case may be, of all inventions, developments and work product which during the period of his, her or its employment, consultancy or contract with the Company, such employee, officer, agent or independent contractor made or makes that related or relate to any subject matter with which such employee's, officer's, agent's or independent contractor's work for the Company was concerned, and in the case of employees or officers, are made during such person's period of employment (or contractual relationship) and in connection therewith, or in the case of agents, during the course of such agency, and (iii) containing provisions substantially restricting such employees, officers and consultants from engaging directly or indirectly in any activity which competes with the business of the Company for a period after the termination of their relationship with the Company which is customary in the industry in which the Company operates. The form of such agreement and a correct list of all persons and entities which have entered into such agreements shall be attached hereto at the Delayed Date as
     Exhibit 2.4.10(A).

                                       15

     2.5. Title to Assets. The Company has good and marketable title to each of the Assets owned by it and the valid and enforceable right to receive and/or use each of the Assets in which the Company has any other interest, free and clear of all Liens and Other Encumbrances. The delivery to NewCo of the instruments of transfer of ownership contemplated by this Agreement will, at the time of the
Merger, vest good and marketable title to, or the valid and enforceable right to receive and/or use, each such Asset in Purchaser, free and clear of all Liens and Other Encumbrances.

          2.5.1. Compliance with Law; Governmental Matters.

          2.5.2. General. The Company has, in all material respects, complied with, and is now in all material respects in compliance with, all Laws and
     Orders applicable to the Company or the Assets or the operation of the
     Business, including with respect to the development, manufacture, labeling, testing and inspection of its products and the operation of manufacturing facilities used to manufacture the products, and no material capital expenditures will be required in order to ensure continued compliance therewith. There are no pending or, to the knowledge of the Company or the
     Covenantors, threatened Proceedings which involve new special assessments, assessment districts, bonds, taxes, condemnation actions, Laws or Orders or similar matters which, if instituted, could have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business or prospects of the Company, the value or utility of the Assets or the
     Company's ability to consummate the transactions contemplated herein.

               2.5.2.1. Except for the Licenses and Permits already held by the
          Company as of the date hereof, no other License or Permit is material to or necessary for the use of the Assets in the conduct of the
          Business as previously conducted during the twelve-month period prior to the date hereof, as presently conducted or as proposed to be conducted. Each License and Permit is in full force and effect. The
          Company is now and has at all times in the past been in all material respects in full compliance with each License and Permit, no violations are or have in the last five (5) years been recorded by any
          Authority in respect thereof. No Proceeding is pending or, to the knowledge of the Company or the Covenantors, threatened, to revoke, amend or limit any License or Permit. Section 2.5.2.1 of the Company
          Delayed Disclosure Schedule sets forth each License and Permit, together with its date of expiration and a brief description of its material terms.

               2.5.2.2. Regulatory Filings. All of the regulatory filings and governmental registrations made by or issued to the Company that relate specifically to the Assets (the "REGULATORY FILINGS") are current and in full force and effect. The Company has made available to Purchaser copies of all governmental correspondences (including copies of official notices, citations or decisions) in the Company's files relating to the Regulatory Filings. Section 2.5.2.2 of the
          Company Delayed Disclosure Schedule contains a correct list of all of the Regulatory Filings.

          2.5.3. Litigation. Section 2.5.3 of the Company Signing Disclosure
     Schedule sets forth an accurate and complete description of every pending or, to the knowledge of the Company or the Covenantors, threatened adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial real or personal property foreclosure actions), arbitration, legal, administrative or other Proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting the Company, the Business or the Assets. The
     Company has delivered to the Purchaser copies of all relevant court papers and other documents relating to the matters referred to in Section 2.5.3 of the Company Signing Disclosure Schedule. Except as expressly disclosed in
     Section 2.5.3 of the Company Signing Disclosure Schedule:

                                       16

               2.5.3.1. no such matter or matters, if decided adversely to the
          Company, could have a Material Adverse Effect upon the condition
          (financial or otherwise), assets, liabilities, Business, operations or prospects of the Company, the value or utility of the Assets or the ability of the Company to consummate the transactions contemplated herein;

               2.5.3.2. the Company is not in default with respect to any Order by which it is bound or to which its property is subject and there exists no Order enjoining or requiring the Company to take any action of any kind with respect to the Business or the Assets;

               2.5.3.3. neither the Company nor, to the knowledge of the Company and the Covenantors, any officer, director or employee of the Company, has been permanently or temporarily enjoined by any Order from engaging in or continuing any conduct or practice in connection with the Business or the Assets; and

               2.5.3.4. to the knowledge of the Company and the Covenantors, no basis exists for any claim, investigation, suit or Proceeding which, if decided adversely to the Company, could reasonably be expected to have a Material Adverse Affect upon the condition (financial or otherwise), assets, liabilities, Business, operations or prospects of the Company, the value or utility of the Assets or the Company's ability to consummate the transactions contemplated herein.

          2.5.4. Necessary Properties. The Assets are sufficient for the continued conduct of the Business as presently conducted and as proposed to be conducted and the greenfield sites referred to in the definition of
     Assets are zoned for the construction, operation and/or development of ethanol and/or biodiesel alternative energy facilities with a capacity of approximately 100,000,000 gallons of ethanol and/or biodiesel per year per plant.

          2.5.5. Agreements. Section 2.5.5 of the Company Delayed Disclosure
     Schedule sets forth a true and correct list of each Contract now in effect in which the Company was granted any rights in or to (including the right to use), or the Company granted any rights in or to (including the right to use), the Assets and clearly identifies in which of the Contracts the
     Company was the grantor or the grantee. Except as disclosed in Section
     2.5.5 of the Company Signing Disclosure Schedule, as of the date hereof:

               2.5.5.1. each Material Contract is the valid and binding
          obligation of the other contracting party, enforceable in all material respects in accordance with its terms against the other contracting party and is in full force and effect; and all rights of the Company thereunder are owned free and clear of any Lien or Other Encumbrance;

                                       17

               2.5.5.2. no other contracting party to any Material Contract is now in material breach thereof or has breached the same in any material respect within the twelve-month period prior to the date hereof; the Company has no knowledge of any anticipated material breach thereof by any such party; and there are not now, nor have there been in the twelve-month period prior to the date hereof, any disagreements or disputes between the Company and any other party to any Material Contract relating to the validity or interpretation of such Material Contract or to the performance by any party thereunder;
          and no event has occurred which with notice and/or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder;

               2.5.5.3. the Company has fulfilled all material obligations required pursuant to each Material Contract to have been performed by it prior to the date hereof, and the Company will be able to fulfill, when due, all of its obligations under each Material Contract which remain to be performed after the date hereof;

               2.5.5.4. the Company has not received any notice that any party to any Material Contract intends to cancel or terminate any such
          Material Contract or to exercise or not to exercise any option thereunder;

               2.5.5.5. the Company is not a party to, nor bound by, any
          Contract or any provision of its Organizational Documents which (i)
          restricts the conduct of the Business anywhere in the world or (ii)
          contains any unusual or burdensome provisions which could reasonably be expected to have a Material Adverse Effect upon the condition
          (financial or otherwise), assets, liabilities, Business, operations or prospects of the Company, the value or utility of the Assets or the ability of the Company to consummate the transactions contemplated herein; and

               2.5.5.6. the Material Contracts include all of the Contracts necessary for the use of the Assets in the conduct of the Business as conducted during the twelve-month period prior to the date hereof, as presently conducted by the Company and as proposed to be conducted.

     2.6. Customer Warranties. There are no pending, or, to the best knowledge of the Company and the Covenantors, threatened, claims under or pursuant to any warranty, whether expressed or implied, on products or services sold or supplied in connection with the Business.

     2.7. Products Liability. Except as disclosed in Section 2.7 of the Company
Signing Disclosure Schedule there has never been any material defects in, failures to warn, or breaches of warranties or representations with respect to, any product manufactured, shipped, sold or delivered by the Company.

     2.8. No other businesses. The Company is not engaged in any business other than the Business.

                                       18

     2.9. Certain Transactions. Except as disclosed in Section 2.9 of the
Company Delayed Disclosure Schedule, all purchases and sales or other transactions which relate to the Business, if any, between the Company and any officer, director, shareholder or key employee or Affiliate thereof have received requisite corporate approvals and have been made on the basis of prevailing market rates and terms such that from the perspective of the Company, all such transactions have been made on terms no less favorable than those which would have been available from unrelated third parties.

     2.10. No Broker. Except as set forth in Section 2.10 of the Company Delayed
Disclosure Schedule, no broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company.

     2.11. Business Plan. Attached hereto as Exhibit 2.11 is a true and correct copy of the Company's current business plan for the years 2006 through 2010 concerning the use, development and marketing of the Assets owned by the Company and the financing planning therefor (the "PRE-CLOSING BUSINESS PLAN"). The
Pre-Closing Business Plan has been approved by the Company's board of directors.
The opinions, assumptions and timetables contained in the Pre-Closing Business
Plan are reasonable and the Pre-Closing Business Plan has been prepared with due diligence, care and consideration and is complete and correct in all material respects and does not contain any untrue statement of material fact and the
Company believes that following the Closing the use, development and marketing of the Assets and the financing therefor as contemplated by the Pre-Closing
Business Plan are achievable.

     2.12. Full Disclosure. At least fifteen (15) Business Days prior to the
Delayed Date, the Company will have delivered to the Purchaser copies of all agreements and documents referred to in the Company Signing Disclosure Schedule and in the Company Delayed Disclosure Schedule. All documents and other papers delivered to the Purchaser by or on behalf of the Company in connection with this Agreement and the transactions contemplated herein are accurate, complete and authentic. Furthermore, the information furnished to the Purchaser by or on behalf of the Company in connection with this Agreement and the transactions contemplated herein will not have contained any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which they are made, not false or misleading.
There is no fact which the Company has not disclosed to the Purchaser in writing which would have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, Business, operations, properties or prospects of the Company, the value or utility of the Assets or the ability of the Company to consummate the transactions contemplated herein.

     2.13. Information for Purchaser's Shareholders. Section 2.13 of the Company
Signing Disclosure Schedule is a description of the businesses and properties of the Company prepared by the Company for inclusion in Purchaser's proxy statement for the meeting of Purchaser's shareholders that is to be held for the purpose, among others, of authorizing and approving the execution and delivery of this
Agreement. The Company acknowledges that potential liability to the Purchaser may arise out of such use. The description of the business and properties of the
Company does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements or information therein not misleading.

                                       19

     2.14. Investment Intent; Restricted Securities:

          2.14.1. MAC is acquiring the Merger Shares for investment for its own accounts and without any present intention to sell or distribute the Merger
     Shares within the meaning of the Securities Act (for the purposes of this
     Section 2.14, the Merger Shares shall be referred to as the "OFFERED
     SECURITIES"). The Company acknowledges that the statutory basis for the exemption from registration under which MAC is acquiring the Offered
     Securities may not be present if any of the Company or MAC have an intent to acquire the Offered Securities with a view to the distribution thereof within the meaning of the Securities Act.

          2.14.2. The Company is an experienced investor with requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of acquiring the Offered Securities and is an accredited investor as defined under Regulation D as promulgated by the
     United States Securities and Exchange Commission.

          2.14.3. The Company acknowledges that the Offered Securities being acquired by the Company are not being registered under the Securities Act on the basis of exemptions provided under Section 4(2) of the Securities
     Act and the regulations thereunder, specifically relying on the fact that the transactions contemplated by this Agreement and the parties hereto does not involve any public offering of securities. The Company further acknowledges that the Offered Securities being acquired by it are not being registered under applicable state securities laws on the basis of one or more exemptions provided under sections thereof and the regulations thereunder. The Company acknowledges and understands that Purchaser's reliance on an exemption from registration under the Securities Act is based in part on the representations, warranties and covenants made by the
     Company in this Agreement and that such representations, warranties and covenants were made, inter alia, for this express purpose.

          2.14.4. The Company acknowledges that the Offered Securities being acquired by it may be transferred only either pursuant to registration under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and otherwise in compliance with the
     Israel Securities Law-1968 and the rules and regulations promulgated thereunder or any applicable securities laws of any jurisdiction and certificates for the Merger Shares may include a legend to such effect, unless in the opinion of legal counsel to the Company, which would be in form and substance acceptable to the Purchaser's legal counsel, no legend on some or all of the Offered Securities would be required under the
     Securities Act and applicable securities laws.

                                       20

          2.14.5. Hart-Scott-Rodino Act. To the knowledge of the Company, based on due inquiry, for purposes of the Hart-Scott-Rodino Act, the "acquired person" in which the Company is included does not have total assets or annual net sales of one hundred million United States Dollars (US
     $100,000,000) or more.

3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Company and to Gamida as of the
Closing Date as follows:

     3.1. Due Incorporation. The Purchaser is a duly organized and validly existing company under the Laws of the State of Israel and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

     3.2. Authority to Execute and Perform Agreements. Except as set forth in
Section 3.2 of the Purchaser Disclosure Schedule or in the Purchaser's annual report on Form 20-F filed with the SEC for the year ending December 31, 2005
(the "20-F"), the Purchaser has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement and the other
Purchaser Documents at the Closing and to perform fully Purchaser's obligations hereunder and thereunder as of the Closing Date.

     3.3. Due Authorization. Except as set forth in Section 3.3 of the Purchaser
Disclosure Schedule or in the 20-F, the Purchaser has taken all actions necessary to authorize it to enter into and perform its obligations under this
Agreement and all other Purchaser Documents that are to be performed as of the
Closing Date and to consummate the transactions contemplated herein and therein that are to be consummated as of the Closing Date. As of the Closing Date, this
Agreement and the other Purchaser Documents will be, the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms.

     3.4. No Violation. Except as set forth in Section 3.4 of the Purchaser
Disclosure Schedule or in the 20-F, neither the execution and delivery of this
Agreement and all other Purchaser Documents at the Closing nor the consummation of the transactions contemplated herein and therein that are to be performed as of the Closing Date will (a) violate any provision of the Organizational
Documents of the Purchaser; (b) violate, conflict with, or constitute a default under any Contract to which the Purchaser is a party or by which it or its property is bound; (c) require the consent of any party to any material Contract to which the Purchaser is a party by which it or its property is bound; or (d)
violate any Laws or Orders to which the Purchaser or its property is subject.

     3.5. Regulatory Approvals and Other Consents. Section 3.5 of the Purchaser
Disclosure Schedule sets forth a complete and accurate description of each consent, approval, authorization, notice, filing, exemption or other requirement, whether prescribed by the Organizational Documents of the Company, a Law or Order or whether required pursuant to the terms of any material contract, or other binding obligation, which must be obtained from any Person or
Authority or which must otherwise be satisfied by the Purchaser in order that
(i) the execution or delivery by the Purchaser of this Agreement or any of the other Purchaser Documents at the Closing and (ii) the consummation of the transactions contemplated herein or therein that are to be performed as of the
Closing Date, will not cause any breach of the representations and warranties contained in Section 3.4.

                                       21

     3.6. SEC Filings; Financial Statements.

          3.6.1. SEC Filings. Purchaser has filed all forms, reports, registration statements and documents required to be filed by Purchaser with the SEC since January 1, 2004. The Purchaser has made available to the
     Company and Gamida all such forms, reports, and documents in the form filed with the SEC since such date, but not the exhibits and schedules thereto or the documents incorporated therein, by virtue of having filed them on the
     SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.
     All such required forms, reports and documents (including those that
     Purchaser may file subsequent to the date hereof until the Closing) are referred to herein as the "PURCHASER SEC REPORTS;" provided, that any
     Purchaser SEC Report shall be deemed to include all amendments to such report through the Closing Date. As of their respective filing dates (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the Purchaser SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the
     Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by subsequently filed documents with the SEC.

          3.6.2. Financial Statements. Each of the consolidated financial statements of Purchaser (including, in each case, the notes thereto), included in the Purchaser SEC Reports (the "PURCHASER FINANCIAL
     STATEMENTS") since January 1, 2005, including each Purchaser SEC Report filed after the date hereof until the Closing (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing),
     (i) complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated (other than as may be otherwise indicated in the financial statements or the notes thereto or in the case of unaudited interim financial statements to the extent they may not include notes or may be condensed or summary statements); and (iii) fairly presented the consolidated financial position of Purchaser and its subsidiaries at the respective dates thereof and the consolidated results of Purchaser's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to audit adjustments). There has been no change in Purchaser's accounting policies during the periods covered by the audited Purchaser Financial Statements except as described in the notes to the audited Purchaser Financial Statements.

                                       22

     3.7. Litigation. Other than as set forth in Section 3.7 of the Purchaser
Disclosure Schedule or in the Purchaser SEC Reports, there is no action, suit or proceeding of any nature pending or to the Purchaser's knowledge threatened against the Purchaser, nor, to the knowledge of the Purchaser, is there any reasonable basis therefor, the adverse result of which would have a Material
Adverse Effect.

     3.8. No Material Adverse Effect. Since December 31, 2005, except as otherwise described in the Purchaser SEC Reports, there has not been any
Material Adverse Effect to the Purchaser.

     3.9. Valid Issuance. The newly issued Purchaser Ordinary Shares to be issued at the Closing in the transactions contemplated by this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued and outstanding, fully paid and non-assessable.

     3.10. No Broker. Except as set forth in Section 3.10 of the Purchaser
Disclosure Schedule or in the 20-F, no broker, finder, agent or similar intermediary has acted for or on behalf of the Purchaser in connection with this
Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Purchaser.

     3.11. Hart-Scott-Rodino Act. To the knowledge of the Purchaser, based on due inquiry, for purposes of the Hart-Scott-Rodino Act, the "acquiring person"
in which the Purchaser is included does not have total assets or annual net sales of one hundred million United States Dollars (US $100,000,000) or more.

4.   REPRESENTATIONS AND WARRANTIES OF GAMIDA

Gamida represents and warrants to the Purchaser and to the Company as of the
Closing Date as follows:

     4.1. Due Incorporation. Gamida is a duly organized and validly existing company under the Laws of the Netherlands and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

     4.2. Authority to Execute and Perform Agreements. Gamida has all requisite power, authority and approval required to enter into, execute and deliver this
Agreement and the other Gamida Documents and to perform fully its obligations hereunder and thereunder that are to be performed as of the Closing Date.

     4.3. Holdings of Purchaser Shares. Except as set forth in Section 4.3 of the Gamida Disclosure Schedule, Gamida has sole voting power with respect to no less than four million seven hundred thousand (4,700,000) Purchaser Ordinary
Shares (including the 10,132 shares referred to in Section 1.62 above). Also, as set forth in Section 4.3 of the Gamida Disclosure Schedule, Gamida holds certain of such Purchaser Ordinary Shares subject to Liens or Other Encumbrances.

                                       23

     4.4. Due Authorization. Except as set forth in Section 4.4 of the Gamida
Disclosure Schedule, Gamida has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and all other Gamida
Documents that are to be performed as of the Closing Date and to consummate the transactions contemplated herein and therein that are to be performed as of the
Closing Date. As of the Closing Date, this Agreement and such other Gamida
Documents will be, the legal, valid and binding obligations of Gamida, enforceable in accordance with their respective terms.

     4.5. No Violation. Except as set forth in Section 4.5 of the Gamida
Disclosure Schedule, neither the execution and delivery of this Agreement and all other Gamida Documents at the Closing nor the consummation of the transactions contemplated herein and therein that are to be performed as of the
Closing Date will: (a) violate any provision of any of Gamida's Organizational
Documents; (b) violate, conflict with, or constitute a default under any
Contract to which Gamida is a party or by which it or its property is bound; (c)
require the consent of any party to any material Contract to which Gamida is a party or by which it or its property is bound; or (d) violate any Laws or Orders to which Gamida or its property is subject.

     4.6. Regulatory Approvals and Other Consents. Section 4.6 of the Gamida
Disclosure Schedule sets forth a complete and accurate description of each consent, approval, authorization, notice, filing, exemption or other requirement, whether prescribed by the Organizational Documents of Gamida, a Law or Order or whether required pursuant to the terms of any material Contract, which must be obtained from any Person or Authority or which must otherwise be satisfied by Gamida in order that (i) the execution or delivery by Gamida of this Agreement or any of the other Gamida Documents at the Closing and (ii) the consummation of the transactions contemplated herein or therein that are to be performed as of the Closing Date, will not cause any breach of the representations and warranties contained in Section 4.5.

     4.7. Litigation. Section 4.7 of the Gamida Disclosure Schedule sets forth an accurate and complete description of every pending or, to the knowledge of the Gamida, threatened Proceeding by or against or otherwise affecting Gamida.
Gamida has delivered to Company and the Purchaser copies of all relevant papers and other documents relating to the matters referred to in Section 4.7 of the
Gamida Disclosure Schedule. Except as disclosed in Section 4.7 of the Gamida
Disclosure Schedule:

          4.7.1. no such matters disclosed in Section 4.7 of the Gamida
     Disclosure Schedule would have a material adverse effect upon the financial condition, assets, liabilities, business, operations or prospects of
     Gamida, or the ability of Gamida to consummate the transactions contemplated herein;

          4.7.2. Gamida is not in default in any material respect with respect to any Order by which it is bound or to which its property is subject; and

          4.7.3. neither Gamida nor, to the knowledge of Gamida, any officer, director or employee of the Gamida, has been permanently or temporarily enjoined by any Order from engaging in or continuing any conduct or practice in connection with Gamida's business.

                                       24

     4.8. No Broker. Except as set forth in Section 4.8 of the Gamida Disclosure
Schedule, no broker, finder, agent or similar intermediary has acted for or on behalf of Gamida in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Gamida.

5.   COVENANTS AND AGREEMENTS BETWEEN THE COMPANY AND THE PURCHASER EFFECTIVE
     PRIOR TO CLOSING

The Company and the Purchaser covenant to each other and agree as follows:

     5.1. Business Examinations and Physical Investigations of Company Assets by
Purchaser. Prior to the Effective Time (or the termination of this Agreement pursuant to Section 12), Purchaser shall be entitled, through its employees and representatives, to make such investigations and examinations of the Business and the Assets as Purchaser may reasonably request. In order that Purchaser may have the full opportunity to do so, the Company shall furnish Purchaser and its representatives during such period with all information concerning the Business and the Assets as Purchaser or such representatives may reasonably request and cause the Company's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with Purchaser and its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances. No investigation by Purchaser shall, however, diminish or obviate in any way, or affect Purchaser's right to rely upon, any of the representations, warranties, covenants or agreements of the Company or the
Convenantors contained in this Agreement or in any other Company Document.
Whether or not the Closing shall take place, the Company hereby waives any cause of action, right, or claim arising out of the access of Purchaser or its representatives to any trade secrets or other confidential business information of the Company from the date of this Agreement until the Closing Date, except for the intentional competitive misuse by Purchaser or its representatives of such trade secrets or other confidential business information if the Closing does not take place.

     5.2. Business Examinations and Physical Investigations of Purchaser by the
Company. Prior to the Effective Time (or the termination of this Agreement pursuant to Section 12), the Company shall be entitled, through its employees and representatives, to make such investigations and examinations of the
Purchaser as the Company may reasonably request. In order that the Company may have the full opportunity to do so, the Purchaser shall furnish the Company and its representatives during such period with all information concerning the
Purchaser as the Company or such representatives may reasonably request and cause the Purchaser's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with the Company and its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances. No investigation by the Company shall, however, diminish or obviate in any way, or affect the Company's right to rely upon, any of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement or in any other Purchaser Document. MAC and the
Company acknowledge that such investigations and examinations may provide MAC and/or the Company and/or any of their respective directors, officers, employees and/or representative privy to certain non-public information, and therefore each of the above agrees and undertakes (and MAC and/or the Company, as applicable, shall have each of their respective directors, officers, employees and/or representative who has access to such information agree and undertake)
not to trade in any securities of HC for so long as such information has not been disclosed to the public.

                                       25

     5.3. Conduct of Business. From the date hereof through the Effective Time
(or the termination of this Agreement pursuant to Section 12), the Company shall conduct the Business only in the ordinary course consistent with its past practices and as contemplated by the business plan attached hereto as Exhibit
2.11, and in compliance with all Laws and Orders to which the Company is subject and shall promptly notify the Purchaser and Gamida of any Material Adverse
Change to the Company.

COVENANTS AND AGREEMENTS AMONG THE COMPANY, THE PURCHASER AND GAMIDA EFFECTIVE
PRIOR TO CLOSING

The parties covenant and agree as follows:

     5.4. Hart-Scott-Rodino Act. If required, the parties shall, as soon as practicable after the date hereof, file Notification and Report forms under the
Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust
Division of the Department of Justice with respect to the transactions contemplated herein, shall file requests for early termination and shall use reasonable efforts to respond as promptly as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division for
additional information or documentation. Each party shall furnish the other with copies of all documents so filed by it. To the extent permitted by Law, the parties shall request such governmental agencies to treat as confidential all information submitted to them. Based upon the expectation of the parties to this
Agreement, it is anticipated that filings required under the Hart-Scott-Rodino
Act will not become necessary, as the transactions contemplated by this
Agreement are exempt from such coverage. Provided, however, in the event compliance with the Hart-Scott-Rodino Act becomes necessary, the Company shall bear all expenses of such compliance including all registration and filing fees with respect to any documents filed by any of the parties hereto under this
Section 5.4.

     5.5. No Solicitation or Negotiation. Until the Effective Time (or the
termination of this Agreement pursuant to Section 12):

                                       26

          5.5.1. the Company, the NexGen Subsidiaries and the Covenantors shall not, nor shall they cause, suffer or permit their shareholders, directors, officers, employees, representatives, agents, investment bankers, advisors, accountants or attorneys to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal, or engage in negotiations or discussions with any Person, or provide any confidential information or data to any Person, with respect to any acquisition, business combination or purchase of all or any Asset or other significant asset of the Company, or any direct or indirect equity interest in the Company and/or the NexGen
     Subsidiaries or with respect to any acquisition of any shares of the
     Purchaser or otherwise facilitate any effort or attempt to seek any of the foregoing. Furthermore, the Company, the NexGen Subsidiaries and the
     Covenantors shall immediately terminate all existing activities, discussions or negotiations with any Person with respect to any of the foregoing.

          5.5.2. Gamida shall not, nor shall it cause, suffer or permit its shareholders, directors, officers, employees, representatives, agents, investment bankers, advisors, accountants or attorneys to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal, or engage in negotiations or discussions with any Person, with respect to any acquisition of Gamida's shareholdings in the Purchaser which would cause Gamida to hold less than 4,700,000 (four million seven hundred thousand) Purchaser Ordinary Shares. Furthermore, Gamida shall immediately terminate all existing activities, discussions or negotiations with any
     Person with respect to any of the foregoing.

     5.6. The Purchaser, the Company and Gamida shall use their best efforts and provide documentation, information and supporting materials that may become necessary and required in order for the transactions which are the subject of this Agreement to be promptly approved by the District Court of Tel-Aviv, in the context of an approved plan of arrangement pursuant to ss.350 and following the
Israel Companies Law-1999.

6.   CONDITIONS PRECEDENT TO THE OBLIGATION OF EACH PARTY TO CLOSE

The obligations of the Company, the Purchaser and Gamida to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of all of the conditions set forth below in this Section
6. Each of the Company, the Purchaser and Gamida may waive, in their sole discretion, any or all of such conditions in whole or in part without prior notice, provided, however, that no such waiver shall constitute a waiver by any other party.

     6.1. No Action or Proceeding. No Proceeding shall have been instituted or threatened before any Authority seeking to challenge or restrain the transactions contemplated herein which presents a risk that such transactions will be restrained or that any party hereto may suffer damages or other relief as a result of consummating such transactions.

     6.2. Approvals and Consents. Any and all corporate and regulatory approvals or third party consents listed in Section 2.2 and 2.3 of the Company Disclosure
Schedule, Section 3.5 of the Purchaser Disclosure Schedule and Section 4.6 of
the Gamida Disclosure Schedule shall have been obtained.

                                       27

     6.3. Approval By Court. The Court shall have approved the transactions set forth in this Agreement in the context of an approved plan of arrangement pursuant to ss.350 and following of the Israel Companies Law--1999, shall have issued the Order of Arrangement and all filings required to be made following such actions shall have been made.

     6.4. Hart-Scott-Rodino Act. Any applicable waiting periods under the
Hart-Scott-Rodino Act shall have expired.

     6.5. The parties shall have received from the Israeli tax authorities an exemption from withholding tax in connection with the transactions described in
Sections 1.62 and 1.70 above.

7.   CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER TO CLOSE

Without derogating from Section 6, the obligation of the Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all of the conditions set forth below in this
Section 7. The Purchaser may waive in its sole discretion any or all of such conditions in whole or in part without prior notice.

     7.1. Company Deliverables, Representations and Warranties and Performance
of Covenants.

          7.1.1. The representations and warranties of the Company, MAC, the
     NexGen Subsidiaries and the Convenantors contained in this Agreement and in any Company Document shall be true in all material respects when made and on and as of the Closing Date, and at the Closing, the Company shall have delivered to Purchaser a certificate on behalf of the Company and MAC to such effect signed by the chief financial officer of the Company and MAC respectively and addressed to Purchaser.

          7.1.2. The Company shall transfer, convey, assign and deliver to
     NewCo, by appropriate deeds, bills of sale, assignments and other instruments reasonably satisfactory to the Purchaser and its counsel all of the Company's right, title and interest in and to any and all Assets, including, for the removal of doubt, any inventions, discoveries or improvements on the Assets, free and clear of all liabilities, obligations,
     Liens and Other Encumbrances together with such other instruments of sale, transfer, conveyance, assignment and confirmation satisfactory to the
     Purchaser and its counsel, and the Company shall take such further actions, as the Purchaser may reasonably deem necessary or desirable in order to convey to NewCo, and to confirm NewCo's title to, all of the Assets, and to put NewCo in actual possession and operating control thereof. Neither the
     Purchaser nor NewCo shall assume, perform, discharge or pay any obligations and liabilities relating to the Assets, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether existing at the Effective Time or arising thereafter unless specifically assumed by NewCo as set forth in this Section 7.1.2. From the Effective
     Time, NewCo shall assume, perform, discharge only those unperformed obligations and liabilities of the Company arising under each of the written Contracts and the Licenses and Permits transferred to NewCo under the Merger, and only from the Effective Time provided such Contracts and
     Licenses and Permits are necessary for the conduct of Business and that such unperformed obligations and liabilities are not as a result of any breach of contract, breach of warranty, default, tort or infringement of the rights of another by the Company.

                                       28

          7.1.3. The Company shall indemnify the Indemnitees and hold them harmless against any claim by any Person to cause or require the
     Indemnitees to pay, perform or discharge any debt, obligation, deficiency, liability or commitment of the Company or the NexGen Subsidiaries relating to the Assets or otherwise, whether direct or indirect, fixed, contingent or now or as of the Effective Time known or unknown, and whether or not then due or payable, which exists now, as of the Effective Time or which arises thereafter, including against all damages, awards, judgments and other losses, however suffered or characterized, all interest thereon, all actual attorneys' fees incurred in connection therewith, as well as the costs and expenses of defending any such claim, unless such claims relate to unperformed obligations and liabilities of the Company which are specifically assumed by NewCo as set forth in Section 7.1.2 above.

          7.1.4. Each obligation of the Company to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date, and at the Closing, the Company shall have delivered to the Purchaser a certificate to such effect addressed to the Purchaser signed by its chief financial officer.

          7.1.5. The Purchaser shall have received from the Company and MAC copies of resolutions of their respective Board of Directors, and of any other corporate body whose approval is required, approving their respective execution and performance of this Agreement and the other Company Documents and to perform fully their respective obligations hereunder and thereunder.

          7.1.6. The Purchaser shall have received from the Company a certificate of good standing, dated not earlier than five (5) days prior to the Closing Date, with respect to the State of Delaware and each other jurisdiction in which the Company and the NexGen Subsidiaries do business.

          7.1.7. The Purchaser shall have received from the Company and MAC all other properties, documents and certificates required to be delivered to
     Purchaser hereunder as of the Closing Date, to the extent not theretofore delivered.

          7.1.8. The Purchaser shall have received from the Company a written valuation prepared by a recognized firm acceptable to the Purchaser for the benefit of the Purchaser, in form and substance satisfactory to the
     Purchaser, which approval shall not be unreasonably withheld, confirming that as of the Closing Date, the Current Assets, on an "enterprise valuation basis", have a value of no less than $50,000,000 (USD) (the
     "MINIMUM VALUATION AMOUNT"), provided that such valuation may give the
     Current Assets a value of less than the Minimum Valuation Amount (the difference between such lesser value and the Minimum Valuation Amount, the
     "COMPLETION AMOUNT"), in which case the Company shall be required to transfer to NewCo (or in the case of cash, to NewCo or to HC) the
     Completion Assets. In Purchaser's sole and absolute discretion, the Minimum
     Valuation Amount may be reduced, but to no less than $30,000,000 (USD), and if so reduced in Purchaser's sole and absolute discretion, then the Minimum
     Valuation Amount shall be such lower amount.

                                       29

          7.1.9. The Completion Assets shall have a value as of the Closing Date of no less than the Completion Amount, as evidenced by such reports, instruments or other evidence in form and substance satisfactory to the
     Purchaser in its sole discretion, which may include a written valuation prepared by a recognized firm acceptable to the Purchaser for the benefit of the Purchaser.

          7.1.10. The Purchaser shall be satisfied in its absolute discretion that following the Closing, NewCo shall have or reasonably be able to obtain financing for the construction and operation of at least one (1) of the manufacturing plants contemplated by the definition of Current Assets in Section 1.3 above.

          7.1.11. No Adverse Change. There shall not have occurred to the
     Company, the NexGen Subsidiaries or MAC between the date hereof and the
     Closing Date any Material Adverse Change, and, at the Closing, the Company
     and MAC shall have delivered to the Purchaser a certificate to such effect signed by the chief financial officer of the Company and MAC and addressed to Purchaser.

          7.1.12. Purchaser shall have satisfied itself, after receipt and consideration of the Company Disclosure Schedule and after Purchaser and its representatives have completed the review of the Business, that none of the information revealed thereby has resulted in, or in the opinion of
     Purchaser may result in, a Material Adverse Effect with respect to the
     Company, the NexGen Subsidiaries or MAC.

          7.1.13. Opinion of Counsel. Purchaser shall have received from the
     Company the opinion of the Law Office of Gregory Bartko, P.C., counsel to the Company, dated as of the Closing Date, addressed to Purchaser in form and substance satisfactory to the Purchaser. The form of such opinion shall be attached hereto at the Closing as Exhibit 7.1.13.

          7.1.14. Due Diligence. Purchaser's legal, scientific, business and financial due diligence review of the Company and MAC, all of their respective subsidiaries and affiliates, and of the Business and the Assets shall have been completed to the sole and complete satisfaction of the
     Purchaser and its advisors. The schedules and exhibits hereto which are to prepared by the Company or MAC, including the Company Delayed Disclosure
     Schedule, shall be in form and substance satisfactory to Purchaser in its sole discretion and shall have been delivered to the Purchaser no later than the dates for the delivery thereof in accordance with this Agreement.

          7.1.15. The Company shall have delivered to Purchaser a certificate addressed to Purchaser, in form and substance satisfactory to the
     Purchaser, confirming that the Covenantors who are not MAC and the Company have agreed to be legally bound by their obligations as contemplated by this Agreement.

                                       30

     7.2. Gamida Deliverables, Representations and Warranties and Performance of
Covenants.

          7.2.1. The representations and warranties of Gamida contained in this
     Agreement and in any Gamida Document shall be true in all material respects on and as of the Closing Date, and at the Closing, Gamida shall have delivered to Purchaser a certificate to such effect signed by a director of
     Gamida and addressed to Purchaser.

          7.2.2. Gamida shall provide to the Purchaser a certificate addressed to Purchaser signed by a director of Gamida stating that the Purchaser
     Ordinary Shares to be transferred by Gamida at the Closing are not subject to any Liens or Other Encumbrances or shall provide irrevocable undertakings from the holders of any such Liens or Other Encumbrances that such Liens or Other Encumbrances shall be automatically cancelled as of the
     Closing.

          7.2.3. Gamida shall deliver to HC duly executed share transfer deeds with respect to the Gamida HC Shares.

          7.2.4. The Purchaser shall pay any and all indebtedness owed by the
     Purchaser to Gamida, including indebtedness stemming from loans made by
     Gamida to the Purchaser and Gamida shall pay any and all indebtedness owed by it to the Purchaser, including indebtedness stemming from loans made by the Purchaser to Gamida, such that none of the Purchaser or Gamida shall remain indebted to each other.

          7.2.5. Each obligation of Gamida to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date, and at the Closing Gamida shall have delivered to the Purchaser a certificate to such effect addressed to Purchaser signed by a director of Gamida.

          7.2.6. The Purchaser shall have received from Gamida copies of resolutions of Gamida's Board of Directors, and of any other corporate body whose approval is required, approving Gamida's execution and performance of this Agreement, including, but not limited to, purchase all of the
     Purchaser's shareholdings in the Existing Subsidiaries.

          7.2.7. The Purchaser shall have received from Gamida such
     documentation as may be reasonably requested by the Purchaser evidencing the assumption by Gamida of all Healthcare Liabilities (it being understood that the absence of such documentation shall not derogate from Gamida's assumption of the Healthcare Liabilities pursuant to the terms of this
     Agreement).

          7.2.8. No Adverse Change. There shall not have occurred to Gamida between the date hereof and the Closing Date any Material Adverse Change, and, at the Closing, Gamida shall have delivered to the Purchaser a certificate to such effect signed by a director of Gamida and addressed to
     Purchaser.

                                       31

          7.2.9. Opinion of Counsel. Purchaser shall have received from Gamida the opinion of Gareth Keene, a director of Gamida serving as International
     Counsel to Gamida, dated as of the Closing Date, addressed to Purchaser in form and substance satisfactory to the Purchaser. The form of such opinion shall be attached hereto at the Closing as Exhibit 7.2.9.

     7.3. Without derogating from Section 6.2, the Purchaser's audit committee, board of directors and shareholders shall have approved the transactions contemplated by this Agreement as required by applicable law and the Purchaser's
Organizational Documents.

8.   CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE

Without derogating from Section 6, the obligation of the Company to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all the conditions set forth below in this Section
8. The Company may waive in its sole discretion any or all of such conditions in whole or in part without prior notice.

     8.1. Purchaser Deliverables, Representations and Warranties and Performance
of Covenants.

          8.1.1. The representations and warranties of the Purchaser contained in this Agreement and in any Purchaser Document shall be true when in all material respects made and on and as of the Closing Date, and, at the
     Closing, the Purchaser shall have delivered to the Company a certificate to such effect signed by the chief executive officer and the chief financial officer of the Purchaser and addressed to the Company.

          8.1.2. Performance of Covenants. Each obligation of the Purchaser to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date, and at the Closing the Purchaser shall have delivered to the Company a certificate to such effect addressed to Company signed by its chief executive officer and chief financial officer.

          8.1.3. The Company shall have received from the Purchaser copies of:
     (i) letters of resignation from the board of directors of the Purchasers, effective and subject to the Closing, executed by each of the directors of the Purchaser other than Mr. Israel Amir and the Outside Directors (as defined in the Companies Law); (ii) resolutions of the Purchaser's Audit
     Committee, Board of Directors and shareholders approving the Purchaser's execution and performance of this Agreement, including the issuance of the
     Merger Shares, and an increase of the Purchaser's authorized share capital
     (if necessary), and (iii) the resolutions of the shareholders of the
     Purchaser appointing, subject to the Closing, the persons listed in Exhibit
     8.1.3 to the board of directors of the Purchaser.

                                       32

          8.1.4. The Purchaser shall have delivered to NASDAQ, to the extent required, a Listing of Additional Shares form regarding the Merger Shares to be issued and/or transferred at Closing.

          8.1.5. There shall not have occurred to the Purchaser between the date hereof and the Closing Date any Material Adverse Change, and, at the
     Closing, the Purchaser shall have delivered to the Company a certificate to such effect signed by the president and chief financial officer of the
     Purchaser and addressed to Company.

          8.1.6. Opinion of Counsel to Purchaser. The Company shall have received the opinion of Yigal Arnon & Co., counsel to the Purchaser, dated as of the Closing Date, addressed to the Company, in form and substance reasonably satisfactory to the Company. The form of such opinion shall be attached hereto at the Closing as Exhibit 8.1.6.

          8.1.7. The Purchaser shall be in material compliance with all Nasdaq maintenance listing standards in order for the Purchaser Ordinary Shares to be quoted for trading on the Nasdaq Global Market or the Nasdaq Capital
     Market and is not subject to any threat of a proceeding or any proceeding to disqualify the Purchaser Ordinary Shares from qualification to trade on the Nasdaq Global Market or the Nasdaq Capital Market (it being recorded that as of the date hereof, the Purchaser Ordinary Shares are quoted for trade on the Nasdaq Capital Market). Notwithstanding the foregoing, in the event that Nasdaq shall determine that the transactions contemplated by this Agreement constitute a "reverse merger" within the meaning of Rule
     4340(a) of the Nasdaq Marketplace Rules, it shall not be a condition to
     Closing that the Purchaser is able to meet the initial listing criteria of the Nasdaq Capital Market in order to permit the continued listing of the
     Purchaser on Nasdaq.

          8.1.8. HC shall provide to the Company a certificate executed by its chief executive officer and chief financial officer certifying that any and all indebtedness existing between the Purchaser and the Existing
     Subsidiaries, as of the Closing, except for the Subsidiary Loan, has been cancelled, paid in full or otherwise settled.

     8.2. Gamida Deliverables, Representations and Warranties and Performance of
Covenants.

          8.2.1. Representations and Warranties. The representations and warranties of Gamida contained in this Agreement and in any Gamida Document shall be true in all material respects on and as of the Closing Date, and at the Closing, Gamida shall have delivered to the Company a certificate to such effect signed by a director of Gamida and addressed to the Company.

          8.2.2. Performance of Covenants. Each obligation of Gamida to be performed by it on or before the Closing Date pursuant to the terms of this
     Agreement shall have been duly performed in all material respects on or before the Closing Date, and at the Closing, Gamida shall have delivered to the Company a certificate to such effect addressed to Company signed by a director of Gamida.

                                       33

          8.2.3. The Company shall have received from Gamida copies of resolutions of Gamida's Board of Directors, and of any other corporate body whose approval is required, approving Gamida's execution and performance of this Agreement, including, but not limited to, its undertakings to purchase all of the Purchaser's shareholdings in the Existing Subsidiaries.

          8.2.4. Opinion of Counsel. The Company shall have received from Gamida the opinion of Gareth Keene, a director of Gamida serving as International
     Counsel to Gamida, dated as of the Closing Date, addressed to the Company in form and substance satisfactory to the Company. The form of such opinion shall be attached hereto at the Closing as Exhibit 8.2.4.

          8.2.5. Gamida shall provide to the Company a certificate addressed to the Company signed by a director of Gamida stating that the Purchaser
     Ordinary Shares to be transferred by Gamida at the Closing to the Purchaser are not subject to any Liens or Other Encumbrances or shall provide irrevocable undertakings from the holders of any such Liens or Other
     Encumbrances that such Liens or Other Encumbrances shall be automatically cancelled as of the Closing.

9.   CONDITIONS PRECEDENT TO THE OBLIGATION OF GAMIDA TO CLOSE

Without derogating from Section 6, the obligations of Gamida to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of all of the conditions set forth below in this Section
9. Gamida may waive, in its sole discretion, any or all of such conditions in whole or in part without prior notice.

     9.1. The Purchaser shall have delivered to Gamida a written valuation prepared by David Boas Business Consulting Ltd. dated no earlier than December
1, 2006 for the benefit of Gamida confirming that as of the date of said opinion, the Healthcare Assets taken as a whole, net of the Healthcare
Liabilities, have a value of no less than seven million dollars ($7,000,000).

     9.2. HC shall transfer, convey, assign and deliver to Gamida by appropriate deeds, bills of sale, assignments and other instruments all of HC's right, title and interest in and to any and all Healthcare Assets together with such other instruments of sale, transfer, conveyance, assignment and confirmation.

     9.3. The representations and warranties of the Purchaser, MAC, the NexGen
Subsidiaries and the Company contained in this Agreement and in any Purchaser or
Company Document shall be true on in all material respects and as of the Closing
Date, and, at the Closing, the Purchaser shall have delivered to Gamida a certificate addressed to Gamida to such effect signed by the Purchaser's chief executive officer and chief financial officer and the Company and MAC shall have delivered to Gamida a certificate addressed to Gamida to such effect signed by their respective chief financial officer.

                                       34

     9.4. Performance of Covenants. Each obligation of the Purchaser and the
Company to be performed by them on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date, and at the Closing such parties shall have delivered to Gamida a certificate to such effect addressed to Gamida signed by their respective chief executive officer and chief financial officer.

     9.5. HC shall provide to Gamida a certificate executed by its chief executive officer and chief financial officer certifying that any and all indebtedness existing between the Purchaser and the Existing Subsidiaries, as of the Closing, except for the Subsidiary Loan, has been cancelled, paid in full or otherwise settled.

     9.6. The Purchaser shall pay any and all indebtedness owed by the Purchaser to Gamida, including indebtedness stemming from loans made by Gamida to the
Purchaser and Gamida shall pay any and all indebtedness owed by it to the
Purchaser, including indebtedness stemming from loans made by the Purchaser to
Gamida, such that none of the Purchaser or Gamida shall remain indebted to each other.

     9.7. Opinion of Counsel to Purchaser. Gamida shall have received the opinion of Yigal Arnon & Co., counsel to the Purchaser, dated as of the Closing
Date, addressed to Gamida, in form and substance satisfactory to Gamida. The form of such opinion shall be attached hereto at the Closing as Exhibit 9.7.

     9.8. Opinion of Counsel of the Company. Gamdia shall have received from the
Company the opinion of the Law Office of Gregory Bartko, P.C., counsel to the
Company, dated as of the Closing Date, addressed to Gamida in form and substance satisfactory to Gamida. The form of such opinion shall be attached hereto at the
Closing as Exhibit 9.8.

10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     10.1. Survival of Representations and Covenants of the Company.
Notwithstanding any right of the Purchaser to investigate the affairs of the
Company, and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, the
Purchaser shall have the right to rely upon the representations, warranties, covenants and agreements of the Company (including MAC and the NexGen
Subsidiaries) contained in this Agreement or in any Company Document. Each representation and warranty of the Company (including MAC and the NexGen
Subsidiaries) contained herein or in any Company Document shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire upon the expiration of the statute of limitations applicable to claims by third parties against the Company in respect of the matter or matters which are the subject of said representations, warranties, covenants and agreements. The covenants and agreements of the Company and the covenants and agreements of the Covenantors, shall survive in accordance with their terms or if no term is specified, until the expiry of the applicable statute of limitations.

                                       35

     10.2. Survival of Representations and Covenants of the Purchaser. Each
representation and warranty of the Purchaser contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire upon the expiration of the statute of limitations applicable to claims by third parties against the Purchaser in respect of the matter or matters which are the subject of said representations, warranties, covenants and agreements.

     10.3. Survival of Representations and Covenants of Gamida. Each
representation and warranty of Gamida contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire upon the expiration of the statute of limitations applicable to claims by third parties against Gamida in respect of the matter or matters which are the subject of said representations, warranties, covenants and agreements.

11.  COVENANTS AND AGREEMENTS OF THE PARTIES AFTER CLOSING

     11.1. Up until the date of Closing, prior to issuing any publicity release or announcement with respect to the Business or the Assets, the Company shall obtain the Purchaser's written approval of the form and substance thereof, provided, however, that such restrictions shall not apply to any disclosure required by regulatory Authorities, applicable Law or the rules of any securities exchange which may be applicable, provided that, to the extent practicable, the Purchaser is provided with written notice of such disclosure prior thereto and with the opportunity to consult with the Company with regard to the content of such disclosure.

     11.2. Business Examinations and Physical Investigations of Company Assets
by Purchaser. From the date hereof through the Closing Date, the Company shall promptly report to the Purchaser any Material Adverse Change or any information, or set of circumstances regarding the Company, the Business or the Assets, that the Purchaser would, as a result of having entered into this Agreement, be reasonably required to disclose under the Exchange Act, the rules of the SEC or
Nasdaq (or such other exchange on which the Purchaser Ordinary Shares are traded).

     11.3. Covenants Against Competition. Each of the Covenantors acknowledge that Purchaser would not purchase the Assets but for the agreements and covenants of the Covenantors contained in this Section 11.3. Accordingly, each of the Covenantors covenants and agrees as follows:

                                       36

          11.3.1. Covenant Not to Compete. Such Covenantor shall not at any time during the Restricted Period, and within a 50-mile radius of any of the plant facilities in existence at such time of HC and/or NewCo and/or any other Affiliate of HC: (i) be engaged in a business which is competitive to the Business (other than for NewCo or any of its Affiliates) or (ii) have any ownership interest (of record or beneficial) in, or have any interest as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any Person that engages in a business which is competitive to the Business, so long as NewCo or any successor in interest of NewCo remains engaged, directly or indirectly, in the Business;
     provided, however, that any such Covenantor may own, directly or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange if such Covenantor owns, directly or indirectly, less than three percent (3%) of any class of securities of such Person. For purposes of this Section 11.3.1, the business activities which may not be engaged in during the Restricted
     Period by such Covenantor or by any Person in which such Covenantor has any interest are: the business of planning, constructing, operating and/or developing ethanol and biodiesel alternative energy production facilities within the United States (the "RESTRICTED BUSINESS ACTIVITIES").

          11.3.2. Solicitation of Business. During the Restricted Period, such
     Covenantor shall not solicit or assist any other Person to solicit any business (other than for NewCo or any of its Affiliates) from any present or past customer of the Business for a product or service competitive to a product or service included in the Restricted Business Activities; or
     request or advise any present customer of the Business to withdraw, curtail or cancel its business dealings with the Business.

          11.3.3. Employees. During the Restricted Period, such Covenantor shall not directly or indirectly: (i) solicit or encourage any employee or consultant of the Business to leave the employ of NewCo or any of its
     Affiliates or (ii) hire any employee who has left the employment of NewCo or any of its Affiliates if such hiring is proposed to occur within one year after the termination of such employee's employment with NewCo or any such Affiliate.

          11.3.4. Confidential Information. From and after the Effective Time, except upon NewCo's express prior written consent, such Covenantor shall keep secret and retain in strictest confidence, and shall not use for the benefit of such Covenantor or any Person, all confidential matters and trade secrets known to him relating to the Business, including, without limitation, customer lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, invention and research projects and other business affairs relating to the Business learned by such Covenantor heretofore or hereafter, and shall not disclose them to anyone outside of NewCo and its Affiliates; provided, however, that the foregoing shall not apply to any information which is or becomes part of the public domain (other than as a result of a breach of this Agreement or other obligations of confidentiality such Covenantor may owe to NewCo or its Affiliates). Any obligation under this Section 11.3.4 shall be subject to any obligation to comply with (i) any Law or (ii) any rule or regulation of any Authority, provided that such Covenantor has given NewCo timely notice of such required disclosure and has exhausted all reasonable means of maintaining the confidentiality of such information and further provided that such Covenantor provides NewCo with a reasonable opportunity to review the disclosure before it is made and to interpose its own objection to the disclosure.

                                       37

          11.3.5. Rights and Remedies Upon Breach. If any Covenantor breaches, or threatens to commit a breach of, any of the provisions of the
     Restrictive Covenants, NewCo and its Affiliates shall have in addition to, and not in lieu of, any other rights and remedies available to them at law or in equity, the right and remedy to have the Restrictive Covenants specifically enforced, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the
     Business and the Assets and that monetary damages will not provide an adequate remedy to NewCo and its Affiliates.

          11.3.6. Waiver. Such Covenantor hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

          11.3.7. Judicial Modification. Without derogating from Section 11.3.6, if the scope of any restriction contained in this Section 11.3 is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Covenantor hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          11.3.8. Jurisdiction. Notwithstanding Section 15.4 but without derogating therefrom with respect to any other matters, the parties hereto intend to and do hereby confer jurisdiction to enforce this Section 11.3 only upon the courts of any state or other jurisdiction within the geographical scope of the covenants contained herein. If the courts of any one or more of the states or jurisdictions shall hold such covenant wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the right of NewCo or its Affiliates to the relief provided above in the courts of any other state or jurisdiction within the geographical scope of such covenant, as to breaches of such covenants in such other respective states or jurisdictions; the above covenants as they relate to each state or jurisdiction being, for this purpose, severable into diverse and independent covenants.

          11.3.9. Affiliate.For the purpose of this Section 11.3, the term
     "Affiliate" shall mean (i) a Person directly or indirectly controlling, controlled by or under common control with, HC; (ii) a Person owning or controlling 50% or more of the outstanding voting securities of HC, or
     (iii) an officer, director or partner of HC. For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                                       38

     11.4. Indemnification By Purchaser. Purchaser shall indemnify, defend and hold harmless, the Company, MAC and NewCo, including their respective officers and directors, and their respective successors (the "MAC INDEMNIFIED PARTIES")
against all losses, claims, damages, costs, expenses (including attorneys'
fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of any breach of this Agreement by Purchaser, including but not limited to failure of any representation or warranty to be true and correct in all material respects at or before the Closing. Any MAC Indemnified Party wishing to claim indemnification under this Section, upon learning of any such cause of action, claim, action, suit, proceeding or investigation, shall notify Purchaser, but the failure so to notify shall not relieve Purchaser from any liability that it may have under this Section, except to the extent that such failure would materially prejudice Purchaser.

     11.5. Indemnification By Gamida. Gamida shall indemnify, defend and hold harmless, the Company, MAC and NewCo, including their respective officers and directors, and their respective successors (the "MAC INDEMNIFIED PARTIES")
against all losses, claims, damages, costs, expenses (including attorneys'
fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of any breach of this Agreement by Gamida, including but not limited to failure of any representation or warranty to be true and correct in all material respects at or before the Closing. Any MAC Indemnified Party wishing to claim indemnification under this Section, upon learning of any such cause of action, claim, action, suit, proceeding or investigation, shall notify Gamida, but the failure so to notify shall not relieve Gamida from any liability that it may have under this Section, except to the extent that such failure would materially prejudice Gamida.

          11.5.1. Indemnification By Gamida to MAC. During the 12 month period following the Closing (the "INDEMNIFICATION PERIOD"), Gamida shall indemnify, defend and hold harmless MAC against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation actually and directly incurred by MAC ("INDEMNIFIABLE AMOUNTS") based in whole or in part on or arising in whole or in part out of any breach of this Agreement by Purchaser, including but not limited to failure of any representation or warranty of Purchaser to be true and correct in all material respects at or before the Closing. MAC shall be entitled to make claims under this Section 11.5.1 on or before the last day of the
     Indemnification Period and if MAC shall wish to claim indemnification under this Section, upon learning of any such cause of action, claim, action, suit, proceeding or investigation, shall notify Gamida, but the failure so to notify shall not relieve Gamida from any liability that it may have under this Section, except to the extent that such failure would materially prejudice Gamida. MAC may only seek indemnification under this Section
     11.5.1 if the aggregate Indemnifiable Amount exceeds $100,000. The maximum aggregate liability of Gamida under this Section 11.5.1 shall be $1,000,000
     ("AMOUNT LIMITATIONS"). The Amount Limitations shall be reduced by any losses of Purchaser which exist at the Closing and which are used after the
     Closing by Purchaser, NewCo or any of their then Affiliates or successors to reduce or setoff any amount of taxes payable by such person in any jurisdiction (the "TAXES REDUCTION AMOUNT"). In the event such persons shall make use of any losses of Purchaser as aforesaid at any time after the Closing, then all amounts paid by Gamida under this Section 11.5.1 which equal the Taxes Reduction Amount shall be promptly returned to
     Gamida. MAC and Purchaser shall promptly notify Gamida in writing of any use of any losses of Purchaser as aforesaid by Purchaser, NewCo or any of their then Affiliates or successors.

                                       39

     If any such action or other proceeding shall be brought against MAC, Gamida shall, upon written notice given reasonably promptly following MAC's notice to
Gamida of such action or proceeding, be entitled to assume the defense thereof at its expense with counsel chosen by Gamida and reasonably satisfactory to MAC;
provided, however, that MAC may at its own expense retain separate counsel to participate in such defense. Gamida agrees that it will not, without the prior written consent of MAC, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding unless such settlement, compromise or consent includes an unconditional release of MAC from all liability arising or that may arise out of such claim, action or proceeding.

     Gamida shall not be liable for any indirect, consequential or punitive damages under this Section 11.5.1, including for any such damages incurred in connection with the conduct of the business of the Company and/or NewCo following the Closing, including as such business is proposed to be conducted as may be reflected in the business plan attached hereto as Exhibit 2.11.

     The provisions of Section 11.5.1 shall be the sole and exclusive remedy for indemnification by Gamida for breaches of this Agreement by Purchaser, including but not limited to failure of any representation or warranty of Purchaser to be true and correct in all material respects at or before the Closing. At the
Closing, Gamida shall deliver to MAC a personal guarantee from Mr. Daniel Kropf, in form and substance satisfactory to MAC, which approval shall not be unreasonably withheld, in respect of Gamida's indemnification obligations under this Section 11.5.1 for a maximum amount of $100,000.

          11.5.2. Indemnification By Gamida. Gamida shall indemnify, defend and hold harmless, Purchaser, including its respective officers and directors, and its respective successors (the "HC INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the transfer to Purchaser of the 10,132 shares referred to in
     Section 1.62 above, including but not limited to any adverse claims of ownership thereof. Any HC Indemnified Party wishing to claim indemnification under this Section, upon learning of any such cause of action, claim, action, suit, proceeding or investigation, shall notify
     Gamida, but the failure so to notify shall not relieve Gamida from any liability that it may have under this Section, except to the extent that such failure would materially prejudice Gamida.

                                       40

     11.6. Indemnification By Covenantors. Without derogating from any other provision of this Agreement, the Covenantors shall jointly indemnify, defend and hold harmless the Purchaser and/or Gamida, including their respective officers and directors, and their respective successors and assigns (collectively the
"PURCHASER INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of any breach of this Agreement by the Company,
MAC or a Covenantor, including but not limited to failure of any representation or warranty to be true and correct in all material respects at or before the
Closing. Any Purchaser Indemnified Party wishing to claim indemnification under this Section, upon learning of any such cause of action, claim, action, suit, proceeding or investigation, shall notify the Company (which hereby undertakes to notify the other Covenantors if applicable), but the failure so to notify shall not relieve a Covenantor from any liability that it may have under this
Section, except to the extent that such failure would materially prejudice such
Covenantor.

     11.7. Survival of Indemnification. Subject to Section 11.5.1 above, all rights to indemnification under Sections 11.411.5 and 11.6 shall survive the
Closing and/or the termination of this Agreement and the provisions of this
Section are intended to be for the benefit of, and shall be enforceable by, each
MAC Indemnified Party, Purchaser Indemnified Party and HC Indemnified Party, and
their heirs and representatives. No Party, including MAC under Section 11.5.1, shall enter into any settlement regarding the foregoing without prior approval of the relevant Indemnified Party(ies), as the case may be, or Gamida under
Section 11.5.1.

     11.8. Further Assurance. At any time and from time to time after the
Closing, at NewCo's request and without further consideration, the Company shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as NewCo may reasonably deem necessary or desirable in order more effectively to convey to NewCo, and to confirm NewCo's title to, all of the Assets, to put NewCo in actual possession and operating control thereof and to assist NewCo in exercising all rights with respect thereto.

     11.9. Subsidiary Loan Repayment. Notwithstanding anything to the contrary in any other document between HC and any Existing Subsidiary, the Subsidiary
Loan shall only be repayable with $230,000 in proceeds received by HC from the date hereof from the exercise of options to purchase ordinary shares of HC, outstanding as of the date hereof. In the event the Subsidiary Loan shall have not been fully repaid on or before 180 days following the Effective Time, then such Subsidiary Loan shall be forgiven and cancelled and HC shall not be obligated to make any further payment in connection with the Subsidiary Loan.

     11.10. Gamida Payments. Subject to Section 11.9, in the event, following the Effective Time, HC is obligated to pay any amount on account of any of the
Healthcare Liabilities, Gamida shall immediately make such payment instead of HC and if, HC makes such payment, shall immediately reimburse HC for any and all amounts expended by HC, including any reasonable expenses in association therewith.

                                       41

     11.11. MAC Payments. In the event, following the Effective Time, HC is obligated to pay any amount on account of: (i) any of the Healthcare Excluded
Liabilities (other than the Subsidiary Loan which shall be repaid as contemplated by Section 11.9), or (ii) any of HC's liabilities, debts, obligations, whether accrued, direct or indirect, fixed, contingent, or otherwise, created following the Effective Time; MAC shall provide HC with sufficient funds, either directly or pursuant to a service agreement, to ensure that HC will be able to pay its liabilities, debts, obligations, whether accrued, direct or indirect, fixed, contingent, or otherwise, when due.

12.  TERMINATION; REMEDIES

     12.1. Termination Events. This Agreement may be terminated prior to the
Closing:

          12.1.1. by either the Company, the Purchaser or Gamida, if a court of competent jurisdiction or Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use commercially reasonable efforts to lift) and such was not at the request of the party seeking termination of the Agreement, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          12.1.2. by either the Company, the Purchaser or Gamida (i) if the
     Closing has not taken place on or before June 30, 2007 (other than as a result of any failure on the part of the terminating party to comply with or perform any covenant or obligation of such party set forth in this
     Agreement) or (ii) if a material default under this Agreement, or material misrepresentation or material breach of any representation, warranty or covenant contained herein, on the part of a non-terminating shall have occurred and not been cured within 15 days after written notice thereof; or

          12.1.3. by the mutual consent of the Company, the Purchaser and
     Gamida.

     12.2. Termination Procedures. If the Company, the Purchaser or Gamida wish to terminate this Agreement pursuant to Section 12.1.1 or 12.1.2, such party shall deliver to the other parties hereto a written notice stating that the former is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

     12.3. Effect of Termination. If this Agreement is terminated pursuant to
Section 12.1, all further obligations of the parties under this Agreement shall terminate; provided, however, no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this
Agreement and the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 13.

                                       42

     12.4. Specific Performance. The parties acknowledge that the Assets are unique and cannot be obtained by the Purchaser (or NewCo) except from the
Company and for that reason, among others, the Purchaser and NewCo will be irreparably damaged in the absence of the consummation of this Agreement.
Therefore, in the event of any breach by the Company or Gamida of this
Agreement, the Purchaser and NewCo shall have the right, at their election, to obtain an order for specific performance of this Agreement, or such other injunctive or equitable relief, without the need to post a bond or other security, to prove any actual damage or to prove that money damages would not provide an adequate remedy.

13.  EXPENSES; CONFIDENTIALITY

     13.1. Expenses. Unless stated otherwise, each party to this Agreement shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein.

     13.2. Confidentiality. Subject to any obligation to comply with (i) any Law
(ii) any rule or regulation of any Authority or (iii) any subpoena or other legal process to make information available to the Persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other and all of the terms and conditions of this Agreement shall be kept in confidence by each party, and each party shall cause its shareholders, members, directors, officers, employees, agents, advisors and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information (but in no event less than reasonable care) and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge (other than as a result of a breach of this Agreement); provided, however, that the foregoing shall not apply to any information obtained by any party through its own independent investigations or received by any party from a third party not under any obligation to keep such information confidential nor to any information obtained by the Purchaser which is generally known to others engaged in the trade or business of the Company; and provided, further, that from and after the
Closing, the Purchaser shall be under no obligation to maintain confidential any such information concerning the Assets and the Business. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the transactions contemplated herein.

     13.3. Publicity. No publicity release or announcement concerning this
Agreement or the transactions contemplated herein shall be issued without advance written approval of the form and substance thereof by the Purchaser and the Company; provided, however, that such restrictions shall not apply to any disclosure required by regulatory Authorities, applicable Law or the rules of any securities exchange which may be applicable, provided that, to the extent practicable, the other party or parties are provided written notice of such disclosure prior thereto with the opportunity to consult with the disclosing party with regard to the content of such disclosure.

                                       43

14.  NOTICES

     14.1. Notices. All notices, requests and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be delivered by courier or other means of personal service, or sent by facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

     if to the Purchaser:              Healthcare Technologies Ltd.
                                       32 HaShaham Street
                                       Petach Tikva, Israel
                                       49170
                                       Fax:+972-3-927-7228
                                       Attention: Chief Executive Officer

     with a copy to                    Yigal Arnon & Co.
     (which shall not constitute       One Azrieli Center
     notice):                          46th Floor - Round Tower
                                       Tel-Aviv, Israel
                                       67021
                                       Fax: +972-3-608-7714
                                       Attention: David H. Schapiro, Adv.
                                                  Ari Fried, Adv.

     if to the Company:                NEXGEN Biofuels, Inc.
                                       14 Wall Street, 20th Floor
                                       New York, New York 10005
                                       Attention: Jim McAlinden,
                                       Chief Financial Officer
                                       Fax: 212-202-3628

     with copies to (US Counsel)       Law Office of Gregory Bartko, P.C.
     (which shall not constitute       3475 Lenox Road
     notice):                          Suite 400
                                       Atlanta, Georgia 30326
                                       Attention: Gregory Bartko, Esq.
                                       Fax: 404-238-0550

     with copies to (Israeli           Abraham Sofer, Esquire
     Counsel) (which shall not         1101 30th Street NW, Suite 500
     constitute notice):               Washington DC 20007
                                       Fax: (202) 625-8301

                                       44

     if to Gamida:                     Gamida for Life B.V.
                                       Parnassustoren
                                       Locatellikade 1
                                       1076 AZ Amsterdam
                                       The Netherlands
                                       Fax: 0031 - 20 - 540 8909
                                       Attention: Colin Longhurst

     with copies to                    Gareth Keene
     (which shall not constitute       Director & International Counsel
     notice):                          Buttermead
                                       Manaton
                                       Newton Abbot
                                       Devon TQ13 9XG
                                       United Kingdom
                                       Fax: 0044 - 1647 - 221208

Any notice sent in accordance with this Section 14 shall be effective: (i) if mailed, seven (7) Business Days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via facsimile, one (1) Business Day following transmission and electronic confirmation of receipt.

15.  MISCELLANEOUS

     15.1. Further Assurances. Each of the parties shall use commercially reasonable efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein, provided that, notwithstanding anything else herein, a draft of the written valuation contemplated by Section 7.1.8, in form and substance satisfactory to the Purchaser, shall have been received by the Purchaser.

     15.2. Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser, the Company and Gamida.

     15.3. Entire Agreement. This Agreement (including the exhibits, annexes and schedules hereto, including the Company Disclosure Schedule, Purchaser
Disclosure Schedule and Gamida Disclosure Schedule), and the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto constitute the final, complete and exclusive agreement among the parties with respect to the purchase of the Assets, the transactions contemplated herein and therein and with regard to the subject-matters hereof and thereof, supersede all prior agreements, understandings and representations written or oral, with respect thereto, and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral. The recitals to this Agreement are an integral part hereof. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. Unless the context otherwise requires, references to (or to any specified provision of) this Agreement or any other document shall be construed as references to that provision or that document as in force for the time being and as amended, supplemented, modified or replaced in accordance with the terms thereof; words importing the plural shall include the singular and vice versa; and any reference in this Agreement to a law or to a specific section thereof shall be construed as a reference to such law or section as the same may have been, or may from time to time be, amended, succeeded or re-enacted.

                                       45

     15.4. Governing Law and Venue. This Agreement shall be construed in accordance with, and governed in all respects by the internal laws of Israel
(without giving effect to the principles of conflicts of laws). The competent courts of Tel Aviv shall have exclusive jurisdiction upon any dispute arising hereunder and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     15.5. Attorneys' Fees. If any action or proceeding relating to this
Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     15.6. Binding Effect; Assigns. This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives. Neither this
Agreement, nor any rights or obligations of any party hereunder, may be assigned by a party without the prior written consent of the other parties hereto;
provided, however, that prior to or following the Closing, this Agreement and any rights and obligations of Purchaser hereunder and under any Purchaser
Documents may, without the prior written consent of the other parties hereto, be assigned and delegated by the Purchaser to any Person affiliated with Purchaser, including NewCo, or pledged or hypothecated to any lender(s) of Purchaser or any such affiliate, and following the Closing, this Agreement and any rights and obligations of Purchaser hereunder and under any Purchaser Documents may also be assigned and delegated by Purchaser, without the prior written consent of the other parties hereto, to any successor-in-interest of Purchaser to the Business or the Assets or to a substantial portion thereof including NewCo; provided, however, that no assignment or delegation by Purchaser of any such obligation, other than to NewCo, shall relieve Purchaser of liability therefor.

                                       46

     15.7. Counterparts. This Agreement may be executed simultaneously in any number of counterparts (including by facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     15.8. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this
Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the purposes and intent of such invalid and enforceable provisions.

     15.9. Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any
Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy.

     No Person shall be deemed to have waived any claim arising out of this
Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such
Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     15.10. Parties in Interest. None of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     15.11. Assignment of Assets. If an attempted assignment would be ineffective or would impair any of the Company's rights so that NewCo would not receive the benefits of the Asset to which the same relates, then the Company agrees to use reasonable commercial efforts and to cooperate fully with
Purchaser and NewCo in order to obtain for NewCo the benefits of such Asset. In addition, the Company hereby irrevocably constitutes and appoints from and after the Merger Satisfaction Date Purchaser and NewCo or their successors and assigns, its true and lawful attorney, with full power of substitution, in the name of Purchaser, NewCo or in the Company's name to take all action which
Purchaser or NewCo may deem proper in order to provide for NewCo the benefits under any Asset where any required consent of the other party to the assignment thereof to NewCo pursuant to this Agreement shall not have been effective. The
Company acknowledges that the foregoing powers are coupled with an interest and are not and shall not be revocable in any manner or for any reason.

                                       47

IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase
Agreement as of the day and year first above written.

                                          HEALTHCARE TECHNOLOGIES LTD.,
                                          an Israeli company

                                          By:    ________________________
                                          Name:  ________________________
                                          Title: ________________________

                                          NEXGEN BIOFUELS, INC.,
                                          a Delaware corporation

                                          By:    ________________________
                                          Name:  ________________________
                                          Title: ________________________

                                          MAC BIOVENTURES, INC.
                                          a Belize corporation

                                          By:    ________________________
                                          Name:  ________________________
                                          Title: ________________________

                                          GAMIDA FOR LIFE, B.V.,
                                          a Netherlands corporation

                                          By:    ________________________
                                          Name:  ________________________
                                          Title: ________________________

     [Signature Page to the Asset Purchase Agreement dated January 16, 2007]

                                       48